Exhibit 10.44

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement” or “Agreement”) is executed to be effective as of the 6th day of December, 2017, by and between Jefferson Financial Federal Credit Union, a non-profit credit union chartered by the National Credit Union Administration, for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan (as defined herein below) from time to time (together with its successors and assigns, the “Lender”); Ryze Renewables Reno, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) and Ryze Renewables, LLC, a limited liability company organized under the laws of the State of Delaware, as guarantor (the “Guarantor” and “Parent”). Borrower and Guarantor are referred to each as an “Obligor” and collectively as the “Obligors”, and Lender and Obligors are referred to each individually as a “Party” and collectively as the “Parties”.

PRELIMINARY STATEMENT

WHEREAS, Borrower is a limited liability company formed solely for the purpose of developing, constructing, financing, owning, operating, maintaining and managing a commercial-scale renewable diesel production facility in Reno, Nevada;

WHEREAS, as of the date of this Agreement, Guarantor owns 100% of the membership interests in Borrower;

WHEREAS, Borrower desires that Lender loan to Borrower the sum of $112,580,000 for the purpose of (a) $88,914,267 for the costs of the construction, retrofitting and equipping of the Project (as defined herein) and (b) $23,665,733 for working capital purposes, interest reserve and other purposes;

WHEREAS, Lender will lend the funds to Borrower by making two loans: (i) Loan #1 in the principal amount of $56,290,000, evidenced by two Promissory Notes - Note 1A in the principal amount of $45,032,000 and Note 1B in the principal amount of $11,258,000; and (ii) Loan #2, also in the principal amount of $56,290,000, evidenced by two Promissory Notes - Note 2A in the principal amount of $45,032,000 and Note 2B in the principal amount of $11,258,000;

WHEREAS, the United States Department of Agriculture Rural Development has issued a Conditional Commitment for Loan Note Guarantees to Borrower and Lender, for the issuance of two separate USDA Guarantees, each guaranteeing 80% of a loan in the principal of $56,290,000;

WHEREAS, upon issuance, one USDA Loan Note Guarantee will be designated to secure Note 1A and the other USDA Loan Note Guarantee will be designated to secure Note 2A; and both Note 1B and Note 2B will not be so guaranteed;

WHEREAS, in addition to the Loan, Borrower will contribute at least $29,982,318 in equity for the Project;

WHEREAS, upon and subject to the terms and conditions set forth in this Loan Agreement and in the other Loan Documents, Lender is willing to make the Loan to Borrower.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby affirmed by each Obligor to be true and correct, the mutual agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do covenant and agree as follows:

1.

Definitions. For the purposes of this Loan Agreement, capitalized terms used but not otherwise defined in this Loan Agreement shall have the meaning as follows:

1.1.

“Accounts” shall have the meaning assigned thereto in the Code.

1.2.

“Affiliate” means, with respect to the subject Person: (a) any Person directly or indirectly owning fifty-one percent (51%) or more of the voting stock or rights in the subject Person or of which the subject Person owns fifty-one percent (51%) or more of such voting stock or rights; (b) any Person controlling or controlled by or under common control with the subject Person; (c) any officer, director or managing employee or agent of the subject Person; (d) any immediate family member of the subject Person; or (e) any Affiliate of such named Person.

1.3.

“Assignment of Construction Contract” means that certain Assignment of Construction Contract by and between Borrower and Lender and dated of even date herewith, as may be supplemented from time to time.

1.4.

“Assignment of Material Contracts and Licenses” means the Assignment of Material Contracts and Licenses from Borrower to Lender whereby all construction agreements (other than the Construction Contract, which is subject to a separate Assignment of Construction Contract), feedstock supply agreements, off-take agreements, marketing agreements, management agreements, supply agreements, technology licenses, patent licenses and other agreements and licenses relating to the construction and operation of the Project are collaterally assigned to Lender, together with all consents of contracting and licensing parties to the assignment.

1.5.

“Borrower” means any such party so identified in the caption of this Agreement

1.6.

“Business Day” means any day on which Lender is open for business.

1.7.

“Capitalized Interest Account” means the account by that name established with Lender or it’s designated Servicer for the holding of funds to pay interest on the Loans during the 36-month interest-only period.

1.8.

“Cash Collateral” means as defined in Section 2.9(g) hereof.

1.9.

“Cash Collateral Account” means as defined in Section 2.9(g) hereof.

1.10.

“Certificate of Title” shall have the meaning assigned thereto in the Code.

1.11.

“Chattel Paper” shall have the meaning assigned thereto in the Code.

1.12.

“Closing” or “Closing Date” means the effective date of this Agreement as above first written.

1.13.

“Code” means the Uniform Commercial Code as in effect under the laws of the State of Nevada from time to time, as the same may be amended.

1.14.

“Collateral” means the Personal Property Collateral, the Real Estate Collateral and such other security interests described in Section 5.1 hereof, together with any other real or personal property otherwise pledged, transferred or assigned to Lender as security for the repayment and performance of the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future.

1.15.

“Collateral Documents” means the Deed of Trust, the Security Agreement, the Assignment of Material Contracts and Licenses, the Assignment of Construction Contracts, the Deposit Account Control Agreements, the UCC Financing Statements and all other documents and agreements intended to pledge any of the Collateral as security for the Loan, together with all amendments and supplements to any of the forgoing agreements that have been entered into in accordance with the terms thereof.

1.16.

“Collections Account” shall have the meaning as provided in Section 4.1(q)(iv).

1.17.

“Construction Account” means each account established with Lender with that name pursuant to Section 2.7 hereof, and “Construction Accounts” mean all such accounts collectively.

1.18.

“Construction Contract” or “EPC” means that certain Engineering, Procurement and Construction Contract between RYZE Renewables Reno, LLC and MMC, Inc. dated as of the 20th day of November, 2017, together with all exhibits, addendums, schedules, supplements, amendments and modifications thereto from time to time.

1.19.

“Construction Financing Rider” means that certain Construction Financing Rider between Borrower and Lender dated the date hereof, attached hereto as Exhibit 1.20 and made a part hereof, setting forth additional terms and conditions of the disbursement of proceeds of the Loan for Turn Key Plant Costs.

1.20.

“Corporate Guaranties” means those certain Unlimited Continuing Guaranty on Lender’s form, and the Unconditional Guarantee on USDA’s form (Form RD 4279-14), each executed by Guarantor and dated as of the effective date of this Agreement, together with any amendments, modifications or replacements thereof.

1.21.

“Covenant Compliance Certificate” means the Covenant Compliance Certificate as more particularly described on Schedule 4.1(b) hereof.

1.22.

“Debt Service Reserve Account” or “DSRA” means the Debt Service Reserve Account established with Lender pursuant to Section 2.9(e) hereto.

1.23.

“Debt Service Reserve Requirement” means an amount equal to at least twelve (12) months of interest and principal payments on the Loan (fully amortizing).

1.24.

“Deposit Accounts” shall have the meaning assigned thereto in the Code.

1.25.

“Documents” shall have the meaning assigned thereto in the Code.

1.26.

“Environmental Laws” shall mean applicable state, federal or local environmental laws or regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.§ 9601 et seq .; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq .; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq .; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et seq .; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq .; the Clean Air Act, 42 U.S.C. § 7401 et seq .; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq .; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq .; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq .; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq .; the Endangered Species Act, 16 U.S.C. 1531 et seq .; any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented, and any applicable and analogous future or present local, state, and federal statutes, regulations, and ordinances promulgated pursuant thereto.

1.27.

“Equipment” shall have the meaning assigned thereto in the Code.

1.28.

“Event of Default” shall have the meaning set forth in Section 6.

1.29.

“Excluded Accounts” means as defined in Section 2.8(k) hereof.

1.30.

“Excess Cash Account” means as defined in Section 2.9(i) hereof.

1.31.

“Financial Covenants” shall have the meaning set forth in Section 4.3.

1.32.

“Financial Statements” means an income statement, balance sheet, profit and loss statement, and statement of cash flows, and any other such statement relating the financial condition, present, past, or future, of such Person; all of the foregoing shall be accompanied by any supporting schedules, prepared in accordance with GAAP, and in a form and of substance satisfactory to Lender.

1.33.

“Fixtures” shall have the meaning assigned thereto in the Code.

1.34.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time and recognized as such by the American Institute of Certified Public Accountants, consistently applied.

1.35.

“General Intangibles” shall have the meaning assigned thereto in the Code.

1.36.

“Goods” shall have the meaning assigned thereto in the Code.

1.37.

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality of political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government of any court, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction of the District of Columbia.

1.38.

“Guarantor” means such party so identified in the opening paragraph of this Agreement.

1.39.

“Indebtedness” means, collectively, all liabilities (including, without limitation, capital lease obligations) of the subject Person, whether owing by such Person alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract or by quasi-contract or tort, statute or other operation of law or otherwise.

1.40.

“Instrument” shall have the meaning assigned thereto in Article 9 of the Code.

1.41.

“Intercompany Transaction” means any Account, Chattel Paper, General Intangible, Instrument, Document or other Indebtedness or obligation arising from business done with or for, or Indebtedness owed between or among, the subject Person and any Subsidiary or Affiliate thereof.

1.42.

“Inventory” shall have the meaning assigned thereto in the Code and shall also include, without limitation, all diesel, naphtha and liquefied and petroleum gas.

1.43.

“Investment Property” shall have the meaning assigned thereto in the Code.

1.44.

“Letter of Credit Rights” shall have the meaning assigned thereto in the Code.

1.45.

“Lien” includes: (i) any interest in property (real, personal or mixed, and tangible or intangible) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the security interest, security title or Lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (ii) any covenants, conditions, restrictions, leases and other encumbrances affecting any property.

1.46.

“Loan Accounts” means as defined in Section 2.7 hereof.

1.47.

“Loan Documents” means this Loan Agreement, the Notes, the Collateral Documents, the Corporate Guaranties, the USDA Guarantees, any Covenant Compliance Certificate, any financing statements, collateral documents, consents and all other documents, instruments, certificates and agreements executed and/or delivered by any Obligor or any third party in favor of Lender in connection with the Loan or any Collateral, whether executed and/or delivered prior to the Closing Date, concurrently herewith or at any time hereafter; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.48.

“Loan #1” means, the loan from Lender to Borrower in the principal amount of $56,290,000 as evidenced by Note 1A and Note 1B and made pursuant to the terms of this Loan Agreement and other Loan Documents, together with any other loan made by Lender, whether now existing or in the future, stating that it is governed by or subject to this Loan Agreement; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.49.

“Loan #2” means, the loan from Lender to Borrower in the principal amount of $56,290,000 as evidenced by Note 2A and Note 2B and made pursuant to the terms of this Loan Agreement and other Loan Documents, together with any other loan made by Lender, whether now existing or in the future, stating that it is governed by or subject to this Loan Agreement; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.50.

“Loan” means Loan #1 and Loan #2 together, in the aggregate original principal amount of $112,580,000.

1.51.

“Lock Box” shall have the meaning as provided in Section 4.1(q)(iv).

1.52.

“Maintenance Capital Reserve Account” means the Maintenance Capital Reserve Account established pursuant to Section 2.7 hereof.

1.53.

“Material Adverse Change” means for the subject Person, the occurrence of events or circumstances which, if unchanged, would materially and adversely impair such Person’s: (i) financial condition, or (ii) ability to meet its financial obligations as they become due, or (iii) ability to conduct its business as conducted immediately prior to the occurrence of such events or circumstances.

1.54.

“Maturity Date” means December 6, 2037.

1.55.

“Mortgage” means that certain Construction/Term Loan Deed of Trust, Security Agreement of Leases and Rents, and Fixture Filing executed by Borrower for the benefit of Lender of even date herewith pursuant to Section 5.1 hereof.

1.56.

“Net Liquidation Value” means the estimated proceeds that would be received from the sale or transfer of Collateral by Lender or its agent through an orderly sale, liquidation or foreclosure, less the estimated costs of such sale or transfer, in each case as reasonably determined by Lender or its agent.

1.57.

“Note 1A” means, the Promissory Note in the principal amount of $45,032,000 in the form attached hereto as Exhibit 1A together with any modifications, extensions, renewals, amendments or replacements thereof.

1.58.

“Note 1B” means, the Promissory Note in the principal amount of $11,258,000 in the form attached hereto as Exhibit 1B together with any modifications, extensions, renewals, amendments or replacements thereof.

1.59.

“Note 2A” means, the Promissory Note in the principal amount of $45,032,000 in the form attached hereto as Exhibit 2A together with any modifications, extensions, renewals, amendments or replacements thereof.

1.60.

“Note 2B” means, the Promissory Note in the principal amount of $11,258,000 in the form attached hereto as Exhibit 2B together with any modifications, extensions, renewals, amendments or replacements thereof.

1.61.

“Notes” means, collectively, Note 1A, Note 1B, Note 2A and Note 2B.

1.62.

“Obligations” means: (a) any and all principal and interest outstanding under the Notes, together with any and all other Indebtedness, obligations, performance and liabilities of Borrower to Lender, or any affiliate of Lender, from time to time, including, without limitation, any and all Indebtedness, liabilities and obligations of Borrower which may at any time become due under this Loan Agreement and under any other Loan Document; all of the foregoing whether now existing or hereafter arising, whether advanced, now or in the future, paid down and re-advanced, whether related or unrelated to the Notes, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable, and irrespective of the effect of any bankruptcy or insolvency action; (b) all renewals, extensions and modifications of any of the foregoing or any part thereof; and (c) any of the foregoing that arise after the filing of a petition by or against Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under United States Bankruptcy Code Section 362 or otherwise.

1.63.

“Obligor” and “Obligors” means as defined in the opening paragraph of this Agreement.

1.64.

“P66 Contract” means that certain Supply and Offtake Agreement, dated May 23, 2017, by and between Borrower and Phillips 66 Company, together with all current and future schedules, appendices, exhibits, amendments, extensions and supplements thereto.

1.65.

“Parties” means any such party identified in the caption of this Agreement.

1.66.

“Permitted Indebtedness” means those matters specified in Section 4.2(f) hereof.

1.67.

“Permitted Liens” means those Liens specified in Section 4.2(g) hereof.

1.68.

“Person” means an individual person, corporation, limited liability company, trust, joint venture, limited or general partnership, any government or agency or political subdivision of any government, or any other entity or organization.

1.69.

“Personal Property Collateral” shall have the meaning as set forth in Section 5.1(a).

1.70.

“Plans” means as defined in the Construction Financing Rider.

1.71.

“Project” means the commercial scale 40.96 MGY nameplate capacity renewable diesel production facility (the “Facility”) located at the Reno-Tahoe Industrial Center in McCarran, Nevada and commonly known as 611 Peru Drive, McCarran, Nevada.

1.72.

“Project Revenue Account” shall have the meaning as defined in Section 2.7 hereof.

1.73.

“Project Revenues” means, for any period, all cash receipts of Borrower relating to the Project, including revenues from: (i) the sales of diesel and co-products from the Project, (ii) proceeds from business interruption insurance policies, (iii) delay liquidated damages payable under any Construction Contract, and (iv) interest and other income earned and received on the Project Accounts; provided, however, that Project Revenues shall not include proceeds (x) from casualty insurance to the extent such proceeds are used to replace or rebuild the structure or item for which the proceeds are associated, (y) that are the proceeds of the Loan or any other Permitted Indebtedness incurred by Borrower.

1.74.

“Real Estate” shall have the meaning as defined in Section 3.8 hereof.

1.75.

“Real Estate Collateral” means certain real property of Borrower, and other rights arising from or incidental thereto, as more particularly provided in the Real Estate Collateral Documents or otherwise pledged or assigned to Lender as security for the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future, including, but not limited to the Project; all of the foregoing together with other interests arising from or related thereto, all improvements and Fixtures now or hereafter located thereon, any and all proceeds arising therefrom, and any appurtenances and other rights, rents, royalties, claims or benefits arising from or pertaining thereto.

1.76.

“Receivables” means each and every Account as defined in the Code, and including, without limitation, all rights to payment under the P66 Contract.

1.77.

“Scope of the Project” means a renewable diesel production facility, which, upon completion, will process an average of 127,336 gallons of feedstock per day, and will produce an average of 126,391 gallons of ASTM D975 Diesel Fuel per day for 324 days per year.

1.78.

“Security Agreement” means the Security Agreement executed to Lender by Borrower pursuant to Section 5.1 hereof, in form satisfactory to Lender, and granting to Lender a first priority lien in and on the Personal Property Collateral.

1.79.

“Servicer” means as defined in Section 2.11 hereof.

1.80.

“Solvent” means, with respect to the subject Person, where such Person: (i) owns property, real, personal, and mixed, whose aggregate fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent debt (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability)); (ii) is able to pay all of its Indebtedness as such Indebtedness matures; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

1.81.

“Subsidiary” means any corporation, limited liability company, general or limited partnership or other entity or business enterprise in which subject Person, directly or indirectly, owns more than fifty percent (50%) of the stock, equity, capital or other interests (legal or beneficial) which is effectively controlled, directly or indirectly, by such Person.

1.82.

“Substances” means any hazardous or toxic substance or wastes as defined by or under any Environmental Laws, including, but not limited to, friable asbestos, PCBs in regulated concentrations, petroleum products, fertilizers, pesticides and any animal, agricultural or agricultural waste or byproducts, but excluding substances used in minimal amounts in the ordinary course of business to produce the Inventory in material compliance with applicable Environmental Laws.

1.83.

“Turn Key Plant Costs” means the costs associated with the retrofitting, constructing and equipping of the Project in accordance with the Plans and the Construction Contract.

1.84.

“USDA Conditional Commitment” means that certain Conditional Commitment for Guarantees issued by the United States Department of Agriculture, Rural Business Cooperative Services for the issuance of the USDA Guarantee, with an approved date of September 27, 2017, together with any amendments or supplements thereto, whether now existing or hereafter arising, together with any modifications or amendments thereto, all such requirements, terms and conditions being incorporated by reference herein.

1.85.

“USDA Guarantee” and “LNG” means the Loan Note Guarantee (Form RD 4279-5) executed and delivered by USDA to Lender pursuant to the applicable Conditional Commitment for Guarantee and guaranteeing 80% of the principal of each Loan.

1.86.

“USDA” means the United States Department of Agriculture - Rural Business -Cooperative Service and any successor agency.

1.87.

“Working Capital Account” means as defined in Section 2.9(h) hereof.

2.

The Loan and Disbursements. Lender hereby agrees to make or continue to make the Loan, as applicable, to Borrower on the terms and conditions set forth herein. The obligation of the Borrower to repay the Loan and the terms for repayment shall be evidenced by, and set forth in, the Notes.

2.1.

Loan #1 and Loan #2. Subject to the terms and conditions of this Loan Agreement and the other Loan Documents and provided no Event of Default exists, Lender hereby agrees to make Loan #1 and Loan #2 to Borrower each in the original principal amount of Fifty Six Million Two Hundred Ninety Thousand and No/100 Dollars ($56,290,000), for an aggregate financing of $112,580,000. At Closing, the proceeds of Loan will be deposited in the Construction Accounts as set forth in Section 2.7(a) hereof. The obligation to repay the Loan, and the interest rates and terms of payment, are set forth in the Notes. The Loan shall mature on the Maturity Date.

2.2.

Borrower’s Cash Equity Contribution. In addition to the funds contributed by Borrower to pay various closing costs, as set forth in the Settlement Statement, Borrower has no obligation to deposit any additional sum, and has met its cash equity contribution for the Project as evidenced by the audited financial statements previously submitted and accepted by Lender.

2.3.

Disbursements from Construction Accounts. Funds shall be withdrawn from the Construction Accounts to pay for Turn Key Plant Costs, and will be paid first from Construction Account #1 until all funds therein have been withdrawn, then from Construction Account #2 until all funds therein have been withdrawn or are otherwise not immediately available, then from Construction Account #3. The distribution of funds from the Construction Accounts for the payment of Turn Key Plant Costs shall be subject to the terms and conditions of the Construction Financing Rider. Requests for disbursements shall be made to Lender not later than 4 p.m. five (5) Business Days prior to the date the requested disbursement is to be made. Such requests for disbursement shall be accompanied by all information required under Section 2.8 hereof and under Section 4 of the Construction Financing Rider, and also accompanied by approvals of the General Contractor and the Borrower prior to submittal to Lender for approval and funding. Lender will be copied on all draw requests at the time each is submitted by the General Contractor. Draw requests may be submitted by pdf copies via email or other means acceptable to Lender in accordance with the form provided by General Contractor as an exhibit to the Construction Financing Rider. At Borrower’s option, accrued interest on Loan funds in the Construction Accounts during the period of construction will be applied as an extra payment to the outstanding Loan or applied as an interest payment on the Loan balance on a quarterly basis.

2.4.

Loan Payments. All sums paid by Borrower on the Loan and hereunder shall be paid directly to Lender or its designated Servicer in immediately available funds no later than 2:00 p.m ., eastern standard time, on the date on which payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m ., eastern standard time, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. Lender shall send Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect. Attached hereto as Schedule 2.4 are the amortization schedules for repayment of the Loan.

2.5.

Purpose of Loan. The purpose of the Loan is to provide the necessary financing to repurpose and operate the Project - a $142,562,318 (estimated total project costs) existing diesel facility for the production of renewable diesel at a property located in the Reno-Tahoe Industrial Center (TRIC) - per the provisions of the Borrower’s application submitted to the USDA for issuance of the USDA Guarantee and submitted in response to the Notice of Solicitation of Applications, including any USDA approved amendments. Loan funds will be used for construction costs, building costs, equipment costs, furniture and fixtures and for working capital. Loan funds cannot be used for payment to an owner, partner, stockholder, beneficiary of the Borrower, their close relatives, or other Affiliates, above the cost of any work or services performed.

2.6.

Set-Off. Lender may, in its sole and absolute discretion, charge against any Deposit Account of Borrower held by or under the control of Lender, or advance to Borrower and charge to the Loan, all or any part of any Obligation due from Borrower, including, without limitation: (i) interest, principal, fees and expenses due under the Notes or as otherwise provided in this Agreement or the other Loan Documents; (ii) any overdraft amounts in any of Borrower’s Deposit Accounts; and (iii) any reasonable and customary costs incurred by Lender to protect or inspect the Collateral as provided in the Loan Documents.

2.7.

Establishment of Accounts; Deposits and Withdrawal of Funds.

2.7(a)

The following deposit accounts are to be established with Lender or Servicer (collectively, the “Loan Accounts”):

(i)

“Construction Account #1” established with GNCU (Acct# 884908032), into which $[***] of the proceeds of the Loan will be deposited at Closing; “Construction Account #2” established with Lender (Acct# 0900181110-0003), into which $[***] of the proceeds of the Loan will be deposited at Closing; and “Construction Account #3” established with GNCU (Acct# 884908058), into which $[***] of the proceeds of the Loan will be deposited at Closing;

(ii)

“Capitalized Interest Account” established with GNCU (Acct# 884908040), into which Borrower shall cause to be deposited the amount of $[***] at Closing;

(iii)

“Project Revenue Account” to be established with GNCU prior to commencement of operations of the Project, into which Borrower shall deposit all Project Revenues on a monthly basis, by no later than the fifth (5th) day following the end of each calendar month;

(iv)

“Debt Service Reserve Account” established with Lender (Acct# 0900181110-0000), into which funds shall be deposited as required under Section 2.9(e) hereof;

(v)

“Maintenance Capital Reserve Account” established with Lender (Acct# 0900181110-0002), into which funds shall be deposited as required under Section 2.9(f) hereof;

(vi)

“Cash Collateral Account” established with Lender (Acct# 0900181110-0100) into which funds shall be deposited as required under Section 2.9(g) hereof;

(vii)

“Working Capital Account” established with Lender (Acct# 0900181110-0001), into which funds will be deposited as required under Section 2.9(h) hereof; and

(viii)

“Excess Cash Account” established with Lender (Acct# 0900181110-0003) into which funds shall be deposited as required under Section 2.9(i) hereof.

2.7(b)

Withdrawals and transfers from the Loan Accounts will occur as follows:

(i)

During the period in which interest only payments are due on the Notes, the Lender will withdraw funds from the Capitalized Interest Account on each Payment Date under the Notes and pay interest then due on the Notes.

(ii)

Construction Draws (which meet all requirements under the Construction Financing Rider and hereunder) will be paid from the Construction Accounts pursuant to Section 2.3 hereof.

(iii)

Funds in the Project Revenue Account may be withdrawn by Borrower for the following purposes and in the following order of priority:

(a)

To pay operational and maintenance costs of the Project in the ordinary course of business and to make distributions to Parent, as Borrower’s sole member, for the payment (or for further distribution to its members for payment) of estimated taxes related solely to Project Revenues;

(b)

To pay the fees and expenses of the USDA, Lender and Servicer;

(c)

To pay interest on the Loan;

(d)

To pay principal on the Loan;

(e)

To deposit funds in the Debt Service Reserve Account sufficient to meet the Debt Service Reserve Requirement pursuant to Section 2.9(e);

(f)

To deposit funds in the Maintenance Capital Reserve Account pursuant to Section 2.9(f);

(g)

To pay for capital expenditures for the Project subject to Section 4.2(r) hereof;

(h)

To deposit funds in the Working Capital Account as and if needed to meet the balance requirement set forth in Section 2.9(h) hereof;

(i)

To deposit funds in the Excess Cash Account to meet the annual deposit requirement set forth in Section 2.9(i) hereof;

(j)

To pay principal and interest on subordinated Permitted Indebtedness;

(k)

To make deposits in any other reserves which may be required by Lender or the USDA and agreed to by Borrower; and

(l)

To make distributions to Parent.

(iv)

Notwithstanding the forgoing, and in addition to all other rights and remedies hereunder, Lender may restrict or deny the payment of any funds from the Project Account for any purpose under (iii) above if Borrower has materially breached any financial or other covenant under the Loan Documents, or will be in material breach of any financial or other covenant if such payment is made, or if an Event of Default has occurred and is continuing.

(v)

Borrower shall provide Lender with a schedule of all payments made from the Project Account pursuant to (iii) above, including relevant back-up materials supporting all payments, by the 15th day of each month following the month in which the payments were made. Such schedule will include such reasonable additional information as Lender may request.

2.7(c)

Lender’s Right to Apply Payments. Notwithstanding any provision herein to the contrary, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower or from any of the Collateral, and Borrower does hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may determine, in its sole and absolute discretion, notwithstanding any entry by Lender upon any of its books and records.

2.8.

Conditions Precedent to Closing of Loan. Lender will disburse the proceeds of the Loan to Borrower in accordance with the terms and conditions of this Loan Agreement and the Construction financing Rider if all matters, documents, papers and certificates required under this Loan Agreement and the other Loan Documents have been furnished to Lender’s reasonable satisfaction, including, without limitation, the following documents and matters, each in form and of substance satisfactory to Lender, due on or before the Closing Date, unless otherwise provided, PROVIDED, HOWEVER, that Lender shall have no obligation to advance any sum to Borrower if Borrower is not in full compliance with all covenants hereunder if an Event of Default has occurred and is continuing:

2.8(a)

Execution and Delivery of All Loan Documents. All Loan Documents have been duly executed and delivered, and any other such matters as set forth herein shall have been satisfied;

2.8(b)

Authority and Compliance Documents. Any documents Lender may require: (i) to establish the authority of any Obligor to enter into this Agreement and the other Loan Documents including, but not limited to, governing instruments, certificates of incumbency and resolutions of the appropriate governing body; and (ii) to establish the good standing of any Obligor with any relevant governing, taxing, or regulatory body, including, but not limited to, certificates of existence and tax compliance certificates; all of the foregoing in a form and of substance satisfactory to Lender and certified as to completeness and accuracy by the appropriate officer of such Obligor;

2.8(c)

Title Insurance and Surveys. In connection with the Real Estate Collateral, Borrower shall cause to be delivered to Lender, at or prior to Closing, pro forma ALTA title insurance policies, together with any endorsements required by Lender, containing no exceptions which are unacceptable to Lender, endorsed as of the Closing Date and in amounts satisfactory to Lender; and (ii) an ALTA/NSPS Land Title Survey of the Real Estate Collateral, certified to Lender, the USDA and the Title Insurance Company and dated within 30 days prior to Closing, in form and content satisfactory to lender;

2.8(d)

Assurance of Lien Position. Assurances, to the reasonable satisfaction of Lender, of Lender’s requisite lien position with respect to the Collateral, including, but not limited to, Lender’s receipt of consents and waivers from third parties claiming rights in the Collateral under statute, contract or otherwise;

2.8(e)

Third-Party Lenders. Lender shall have reasonable assurances that Borrower does not have any other Loan outstanding from any third-party lender or other Person;

2.8(f)

Financial Statements and Other Periodic Reports. Each Obligor’s interim Financial Statements and all other periodic reports described on Schedule 4.1(b) for the reporting period ending closest to the Closing Date, and any other financial information with respect to any Obligor as Lender may reasonably require, including, but not limited to, the most recent annual Financial Statements of each Obligor;

2.8(g)

Payment of Fees and Closing Costs. Payment of all fees and closing costs required hereunder and under the other Loan Documents;

2.8(h)

Accounts. Borrower shall create such depository and checking accounts with Lender or any other financial institution (to the extent in compliance with Section 2.8(k) below) as required under Section 2.7 hereunder;

2.8(i)

USDA Conditional Commitment and USDA Guarantees. (i) USDA shall have issued the USDA Guarantees in form and of substance satisfactory to Lender; and (ii) Borrower shall have satisfied all conditions precedent and all terms, conditions, covenants and requirements under the USDA Conditional Commitment to the satisfaction of Lender and the USDA;

2.8(j)

Opinion of Counsel. An opinion letter , or letters, each from an attorney acceptable to Lender, which shall provide, among other things requested by Lender, that: (i) each Obligor is duly organized, validly existing and in good standing under the laws of the state of such Obligor’s charter and any other state or jurisdiction where such Obligor regularly does business; (ii) each Obligor has the full power and authority to undertake the activities contemplated by the Loan Documents; (iii) all Loan Documents have been duly authorized, executed and delivered by each Obligor; (iv) the Collateral Documents create a lien on or security interest in the Collateral except when otherwise specified in such opinion letter; (v) the Loan Documents and their terms do not violate any laws including, without limitation, any usury laws or similar laws of the jurisdictions where any Obligor or any Collateral is located; (vi) each Loan Document constitutes the valid and legally binding obligation of Borrower and its enforceable in accordance with its terms under the laws of the State of Nevada; and (vii) such other matters are Lender and its legal counsel may request.

2.8(k)

Control Agreements. Deposit account control agreements shall have been fully executed and delivered for all depository accounts and commodity accounts (other than with respect to any individual deposit accounts with a balance of no more than $[***], and all deposit accounts with an aggregate balance of no more than $[***] (collectively, the “Excluded Accounts”)) from each bank and commodities brokerage firm in which Borrower has an account other than with Lender, each in favor of Lender and each signed by the applicable bank or brokerage firm and otherwise acceptable to Lender;

2.8(l)

Corporate Guarantor, The Guarantor has signed and delivered (i) the USDA Form RD-4279-14 Unconditional Guaranty and (ii) the Lender form corporate guaranty, each guaranteeing the timely payment of all principal and interest on the Loan as and when due, and each in form and substance satisfactory to Lender;

2.8(m)

Initial Deposit to Debt Service Reserve Account. Borrower shall have caused to be deposited at Closing from proceeds of the Loan, an amount equal to at least six (6) months of principal and interest on the Loan (assuming full amortizing payments thereon) into the Debt Service Reserve Account (the “Initial Amount”);

2.8(n)

Borrower’s Capital Contribution. Borrower shall have provided evidence satisfactory to Lender and the USDA that it has or will contributed at least $28,180,205 in equity for the Project, of which $3,901,705 has been contributed prior to closing, $8,835,000 will be in the form of in kind contribution of approved equipment, $15,443,500 has or will be contributed in site equity (verified by independent appraisal report) and $1,801,293 will be paid for the USDA Guarantee Fee at Closing. The amounts and allocation of funds are subject to adjustment based upon the final engineering, procurement and construction contracts. The USDA must approve the settlement statement (source and use of funds) as a condition to Closing;

2.8(o)

P66 Contract. The Borrower has executed the P66 Contract. The term of the P66 Contract is for five (5) years with an option to renew for two (2) successive additional periods of (5) years each, and has the following terms:

(i)

The contract specifies that Philips 66, Inc. (“P66”) will sell to Borrower, one hundred percent (100%) of the feedstocks required for production of renewable diesel at the Project. Borrower shall pay the cost incurred for P66 to purchase the feedstock, plus the cost of all actual transportation, terminaling and logistics to deliver the feedstock to the facility, plus [***] per gallon.

(ii)

The contract specifies that P66 will purchase one hundred (100%) percent of the Project’s renewable diesel. The term of the contract is for five (5) years with an option to renew for two (2) successive additional periods of (5) years each.

(iii)

The contract specifies that for each gallon of renewable diesel delivered, P66 agrees to pay an amount equal to the Index RD price, plus the Index LCFS price, plus the RIN Index price, plus the OPIS Cap at the Rack, minus an adjustment of [***] (The Adder) as defined in executed contract with P66.

(iv)

The Index RD price shall mean the monthly average of daily prices (excluding weekends and holidays) for the month of delivery at Oil Price information Service (OPIS) San Francisco California Air Resources Board (CARB) Ultra Low Sulphur Diesel no. 2 Mean for one Gallon.

(v)

The Index LCFS price shall mean the OPIS prompt “any month” monthly average of daily prices quoted price for California LCFS Carbon Credit Mean in $/MT.

(vi)

RIN Index price shall mean the OPIS prompt “any month” monthly average of daily prices quoted price for U.S. RIN Values Mean in cts/RIN for RINs attached to each gallon of renewable diesel.

(vii)

The above obligations for both feedstock and offtake are subject to the satisfaction or waiver by P66 of the following conditions precedent:

(A)

Borrower provides P66 with one hundred twenty (120) day prior written notice of the anticipated date on which the facility will be capable of receiving feedstock and producing renewable diesel.

(B)

Borrower delivers, prior to first delivery or feedstock but after Loan Closing, to P66 the “Initial Collateral” in the form of letter of credit or other mutually acceptable form in the amount of $1,000,000.

2.8(p)

Permits and Pathways. Borrower has acquired, but in some cases has the ability to acquire, all required permits, pathways and registrations from the appropriate Governmental Authorities for the construction and operation of the Project and for the production of renewable diesel at nameplate capacity.

2.8(q)

Signed EPC. The signed EPC between the Borrower and General Contractor which establishes a firm, fixed price EPC Contract which includes scope, initial budget and schedule for the Project, acceptable to the Lender, the USDA and the Independent Engineer.

2.8(r)

Feedstock Supply Plan. Borrower has provided a detailed feedstock supply plan describing how P66 will be able to consistently and reliably secure the required amount of distillers corn oil (“DCO”) feedstock for the estimated 141 million gallons per year of DCO available.

2.8(s)

Updates to Report of Independent Engineer. The Independent Engineer shall have provided updates to the Report of Independent Engineer delivered to USDA in connection with the application for the LNG to address the matters identified in the USDA Conditional Commitment. In addition, PD Technology Development, LLC must provide the written verifications required under the USDA Conditional commitment.

2.8(t)

D4 and D5 RINs. Lender shall have been provided evidence that the Project is eligible for the generation of D4 and D5 Renewable Identification Numbers and that the Borrower is capable of obtaining all necessary certifications from the Environmental Protection Agency

2.8(u)

Other Matters. All other matters as Lender may reasonably require have been completed to its satisfaction.

2.9.

Fees and Deposits. In addition to any other payment or reimbursement obligations of any Obligor set forth in this Agreement and the other Loan Documents, Borrower shall pay the following fees and make the following deposits:

2.9(a)

Closing Fee. Borrower shall pay or cause to be paid to Lender and other parties at Closing the following fees: (i) the loan origination fee to Lender in the amount of $[***]; (ii) the USDA fees for the issuance of the USDA Guarantees equal to [***]% of the principal amount of each USDA Guarantee; and (iii) the fees and costs listed on the settlement statement executed by the Parties for Closing.

2.9(b)

Collateral Audits. Inspections and Appraisals. Borrower shall promptly pay to Lender any out-of-pocket fees, costs and expenses incurred in connection with no more than 3 inspections of the Project and Collateral per calendar year (provided reasonable prior notice of inspection has been provided) and, so long as an Event of Default has occurred and is continuing, appraisals.

2.9(c)

[Reserved]

2.9(d)

USDA Fees. Borrower shall pay to Lender (for subsequent payment to the USDA) the following fees: (i) at Closing, a loan guarantee fee for the USDA Guarantee issued under the Section 9003 Program equal to [***] of the principal amount of guaranteed by the USDA Guarantees and (ii) an annual fee calculated by multiplying the outstanding Loan principal balance by the percent of guarantee provided under this program by the annual renewal fee rate which is [***]. The annual renewal fee will be paid by the Borrower to Lender by the 15th day of January of each year (for remittance by Lender to the USDA by January 31st), commencing on January 15, 2019, for as long as the Loan is outstanding. The annual renewal fee is payable during the construction period. If necessary, Borrower may deduct funds from the Debt Service Reserve Fund for the payment of the USDA annual fee, provided no Event of Default has occurred and is continuing. Any such disbursement from the DSRA shall also be subject to the requirements of Section 2.9(e) below.

2.9(e)

Debt Service Reserve Account. (a) Borrower shall cause to be maintained and funded the Debt Service Reserve Account. After the deposit of the Initial Amount in the DSRA, as provided in Section 2.8 (m) hereof, the balance of the Debt Service Reserve Requirement must be funded from operating cash flow from the Project. (b) In addition to other requirements, the Borrower shall be prohibited from making distributions pursuant to Section 4.2(t) hereof until the balance in the DSRA equals the Debt Service Reserve Requirement. The Loan will be secured by a first lien on the DSRA and all funds therein, in addition to all other Collateral. The Debt Service Reserve Account and funds therein will not be considered part of collateral coverage in determining loan to value ratios for purposes of meeting covenant compliances hereunder. The Debt Service Reserve Account and the Debt Service Reserve Requirement will be maintained throughout the term on the Loan and will be subject to the following provisions:

(i)

The DSRA funding requirement may be satisfied in whole or in part by the issuance of an irrevocable letter of credit (the “DSRA Letter of Credit”) from a U.S. commercial bank having a short-term rating of A (or rating agency equivalent) or better, or issued by a European bank and confirmed by a U.S. bank meeting the rating requirement, provided that the account party may not be the Borrower. The DSRA Letter of Credit, which will be separate from the Letter of Credit for the EPC, if any, will be in favor of Lender and will have such terms as are acceptable to the Lender and the Agency, including, but not limited to, allowing for draws in full due to downgrade of its issuer or non-renewal,

(ii)

The Lender shall maintain control over the DSRA to insure there is a clear and evident ability to disburse funds.

(iii)

The DSRA must be an interest bearing account and may invest only in AA (or rating agency equivalent) or better rated securities. The DSRA must be maintained for the term of the Loan. All interest earnings will remain in the account for the term of the Loan unless disbursed as needed to cure monetary defaults. Upon payment of the Loan in full, the balance of the DSRA will be paid to the Borrower or, in lieu thereof, the Borrower may direct that such funds be applied to repayment of a portion of the Loan in connection with payment in full of the Loan.

(iv)

Except as otherwise provided herein, the DSRA shall only be used when the Borrower is in monetary default under Section 6.1 hereof. The DSRA shall be applied proportionately to the guaranteed and unguaranteed portions of the Loan.

(v)

Funds in the DSRA shall not be used to pay default interest, or similar interest payments, but may be used to pay any outstanding annual renewal fee to the USDA for the USDA Guarantees.

(vi)

If disbursement from the DSRA is necessary, it will be replenished by the Borrower with additional equity or funds from operating cash flow to meet the Debt Service Reserve Requirement within six months of the initial distribution of funds from the DSRA.

(vii)

Any proceeds of the Loan remaining in the Construction Accounts upon Final Completion of the Project will be transferred to the DSRA (subject to the reservation of funds to pay any anticipated punch-list related costs).

2.9(f)

Maintenance Capital Reserve Account. Commencing with calendar year 2020 and continuing for each year thereafter, Borrower shall maintain a balance of at least $[***] on deposit in the Maintenance Capital Reserve Account from Project Revenues pursuant to Section 2.7(b)(iii) hereof, tested on December 31 of each year. The Maintenance Capital Reserve Account will be maintained throughout the term on the Loan and funds therein may be used by Borrower to pay Maintenance Capital Expenses. “Maintenance Capital Expenses” shall mean capital expenditures needed for non-emergency regularly scheduled (or reasonably anticipated) major maintenance of the Project.

2.9(g)

Cash Collateral and Cash Collateral Account. At Closing, and in addition to all other funds to be deposited in the various accounts and funds pursuant to this Loan Agreement, Borrower shall cause to be deposited into a separate account maintained with Lender (the “Cash Collateral Account”) cash in the amount of $[***] (the “Cash Collateral”). The Cash Collateral must remain in the Cash Collateral Account until the fifth (5th) anniversary of the Loan (subject to withdrawal as provided below). In addition to all other Collateral, and in addition to all other rights and remedies hereunder, upon the occurrence of an Event of Default, Lender shall have the right to withdraw any and all funds in the Cash Collateral Account and apply the same against the amount of principal and interest that is then due and owing on the Loans (including, without limitation, toward the amount due upon an acceleration of the Notes). Upon the expiration of the fifth anniversary of the Loans, and provided no Event of Default has occurred and is continuing and Lender has determined in good faith that the existing Collateral at that time is sufficient to fully secure the Loans, the Cash Collateral may be released and deposited into the Project Revenue Account for application in accordance with Section 2.7(b)(iii) hereof. All interest earning on the Cash Collateral may be withdrawn annually and transferred to the Debt Service Reserve Fund for purposes of meeting the Debt Service Reserve Requirement (and if the Debt Service Reserve Requirement is then met, then to the Maintenance Capital Reserve Account).

2.9(h)

Working Capital Account. On December 31st of each year, commencing on December 31, 2023, Borrower shall cause to have on deposit in the Working Capital Account a balance of at least $20,000,000 from Project Revenues pursuant to Section 2.7(b)(iii) hereof. Funds deposited in the Working Capital Account are to be applied, at the request of Borrower to Lender, and Lender’s approval therein shall not be unreasonably withheld, for normal and customary costs, expenses and other purposes during and after the course of construction of the Project, and, although a working capital test is required annually starting in 2023, there is no requirement that the initial Working Capital funds deposited at Closing remain in the account to meet the annual requirements detailed herein. Upon the initial five-year extension of the P66 Agreement, Lender will review the forgoing requirement and determine in good faith if it should continue to be in effect or if it can be continued at a reduced level. In addition to all other rights and remedies hereunder, upon the occurrence and continuation of an Event of Default, all funds in the Working Capital Account shall be available to Lender to pay interest and principal due on the Loan.

2.9(i)

Excess Cash Account. Commencing with calendar year 2020 and continuing for each year thereafter through calendar year 2026, Borrower shall deposit into the Excess Cash Account the sum of $2,000,000 each year from Project Revenues pursuant to Section 2.7(b)(iii) hereof (for a total of $12,000,000 to be on deposit therein on December 31, 2016). Upon the initial five-year extension of the P66 Agreement, Lender will review the forgoing requirement and determine in good faith if it should continue to be in effect or if all or a portion of the funds can be released. If funds are released, and provided no Event of Default has occurred and is continuing, such funds will be included as Project Revenues for application in accordance with Section 2.7(b)(iii) hereof. In addition to all other rights and remedies hereunder, upon the occurrence and continuation of an Event of Default, all funds in the Excess Cash Account shall be available to Lender to pay interest and principal due on the Loan.

2.10.

Construction of the Project (Provisions from the USDA Conditional Commitment). The Borrower will ensure that the construction of the Project and the procurement of all equipment will comply with the provisions of the USDA Conditional Commitment. In connection therewith, and in addition to the Construction Financing Rider, the Borrower hereby represents, warrants and covenants as follows:

(i)

The construction of the Project will be pursuant to a firm fixed price EPC between the Borrower and MMC, INC. (the “General Contractor”). The EPC establishes a firm fixed price which includes scope, initial budget and schedule for the Project.

(ii)

The EPC includes, at a minimum: (A) a performance guarantee based upon a performance test to be developed by the Borrower and the Lender’s Independent Engineer to demonstrate required performance of the Project, subject to Lender’s and USDA’s satisfaction prior to issuance of the LNG and (B) a requirement that the General Contractor obtain payment and performance bonds on all construction work performed as provided in Section 7 of the draft Engineering and Procurement Services Contract provided to the USDA by Borrower when applying for the USDA Guarantee.

(iii)

The Performance and Payment Bond is large enough to cover the cost to complete the Project. The General Contractor is liable for all cost overruns and for failure of the Project to achieve all minimum performance levels.

(iv)

The EPC specifies that the General Contractor shall be responsible for procuring or furnishing the design and for the construction of the Project consistent with the Borrower/Parent Corporation’s plan, and that liquidated damages of $7,500 will be paid for each day that Mechanical Completion extends beyond the Date of Mechanical Completion (Mechanical Completion and Date of Mechanical Completion are defined in the EPC).

(v)

The warranties for all the individual mechanical components from third party subcontractors or parties shall adhere to the scope of the Project and their intended use and utility. The General Contractor, or the equipment supplier or manufacturer as a pass-through warranty, will, for a period of one year following initial start-up and acceptance by the Borrower, warrant all products to be free of defects in material and workmanship when properly installed and operated.

(vi)

The Performance Guarantee of the General Contractor under the EPC requires the complete process system of the Project to process an average of [***] gallons of feedstock per day, producing an average [***] gallons of ASTM D975 Diesel Fuel per day for [***] days per year for the term of the warranties set forth in the EPC. The EPC also provides that the General Contractor will pay liquidated Damages for Performance shortfalls of $[***] per gallon for every Diesel Fuel gallon shortfall based on a 27-day average month and [***] gallons per day production for the term of the warranties set forth in the EPC.

(vii)

The terms of the EPC, including but not limited to, the definition of “Mechanical Completion” and “Plant Acceptance”, shall be subject to the mutual agreement of the Lender, the Borrower, the General Contractor and the USDA, as well as any amendments to the EPC. All draws for payments under the EPC shall be subject to the Borrower and Lender’s prior approval, which will include verification that all associated milestones have been met and/or verification of the relevant performed activities, and other Lender standard policies and conditions for approval of construction draws for commercial facilities and as detailed in the exhibits made part of the Construction Rider in both form and amount as shown therein.

(viii)

The EPC, as accepted by the Lender and the USDA, contains provisions that define when the EPC will be completed, expire and be terminated.

(ix)

All Project facilities to be designed utilizing accepted architectural and engineering practices and conform to applicable Federal, state, and local codes and requirements. For all construction contracts in excess of $10,000, the Borrower shall require contractors to comply with Federal Equal Employment Opportunity regulations. The Borrower will also provide assurances to the Lender that the Project will be completed using the available funds, that the amount of available funds are sufficient to complete the Project as planned, and once completed, will be used for its intended purpose and following completion of construction and performance testing, the Project will produce Renewable Diesel that meets or exceeds all relevant specifications and renewable fuel standards at the nameplate capacity of approximately 126,391 gallons per day of ASTM D975 Diesel Fuel as proposed in the completed application as approved by the USDA for the issuance of the USDA Guarantee.

(x)

All construction of the Project will be done in accordance with 7 CFR 4279.256(b)(4)(iv), and will conform to applicable Federal, State, and local code requirements.

(xi)

All Borrower equity and Loan proceeds shall be used in accordance with the approved plans, specifications, and contract documents, and all Loan funds shall be used only for Eligible Project Costs (as defined in the applicable USDA regulations).

(xii)

Contractor will provide Lender with all plan sets as completed and as detailed in the EPC GANTT chart.

(xiii)

The Independent Engineer has confirmed that the budget is adequate for the Project as detailed in the previously reviewed and accepted Independent Engineer Report, USDA Phase 2 Technical Report, prepared by Stancil & Co. and dated as of June 2017.

(xiv)

Change orders will only be made in accordance with the Construction Financing Rider and Exhibits thereto.

(xv)

The General Contractor shall have provided 100% payment and performance bonds for all work under the EPC, naming Lender as a dual obligee. The bonding agent must be listed on Treasury Circular 570.

(xvi)

The General Contractor has sufficient insurance in full force and effect to protect against monetary loss while the Project is under construction and in start-up stage, including, but not limited to:

A.	Commercial General liability insurance,

B.	Umbrella/excess liability insurance, and

C.	Contractor’s Pollution Liability insurance.

(xvii)

Proceeds of the Loan for construction draws will be maintained in accounts as specified herein during the period of construction and will accrue interest at a rate applicable for the type of account. Accrued interest will be deposited in the Debt Service Reserve Fund on a quarterly basis.

(xviii)

Final contracts for construction will be provided for Lender and USDA review and approval. Only overhead costs that are related to the Project can be paid from Loan funds. In the event that any construction work is performed at least in part by an Affiliate of the Borrower, Loan funds will not be used to pay profit, however designated, for any of the principals or their affiliates. The General Contractor is not an Affiliate of Borrower.

(xix)

Once construction begins, the Lender will:

A.	Only advance Loan funds as needed during the period of construction, exclusive of down payment included in EPC.

B.	Provide the USDA with monthly reports documenting the use of the Loan proceeds until construction, commissioning and startup are completed. The reports shall include the following:

●	List of construction draws;

●	Details of Equity and Loan funds paid to date;

●	Status of construction; and

●	Concerns, potential problems, delays, cost overruns, etc.

C.	During the construction, commissioning and startup of the Project, the Lender shall submit quarterly construction progress reports to the USDA. These reports will contain, at a minimum, planned and completed construction milestones, loan advances with evidence of certification by an independent engineer (as described above). Notwithstanding the quarterly reporting schedule, the Lender must expeditiously report any problems in Project construction that impact total Project costs in excess of $[***] or schedule in excess of 30 days to the USDA upon obtaining knowledge thereof.

(xx)

Once construction is completed, the Lender will provide the USDA with:

A.	A copy of all required building permits, with sign-offs, and notice of completion, or an USDA-approved equivalent.

B.	Evidence that Loan funds were not used as profit for any of the Borrower’s principals or their affiliates.

C.	Evidence of final Total Project Costs, and the sources and uses of funds will be provided to ensure total Borrower Equity contribution met or exceeded the amount required under the USDA Conditional Commitment for Eligible Project Costs.

(xxi)

Changes or cost overruns: The Borrower shall be responsible for any changes or cost overruns for the construction of the Project that changes either the Scope of the Project or the total cost for the construction of the Project under the EPC. If any such change or cost overrun occurs, then any change order must be expressly approved by the USDA and the Lender, which approvals shall not be unreasonably withheld (provided the Borrower has provided adequate assurance of payment of all overruns without the incursion of additional debt), and neither the Lender nor the Borrower will divert funds from purposes identified in the Loan application to pay for any such change or cost overrun without the express written approval of the USDA, except that the Borrower may use excess funds from one part of the Project for cost overruns in other parts of the Project without Lender or USDA approval, but subject to first providing evidence of such excess funds and cost overruns to the Lender’s Independent Engineer who must concur that excess funds do exist. 7 CFR 4279.256 requires that all change or cost overruns must be approved by the USDA. Additional terms for change orders are provided in the Construction Financing Rider and Exhibits thereto.

(xxii)

Wage Rates: As a condition of receiving the LNG, the Borrower shall ensure that all laborers and mechanics employed by the Contractor or subcontractors in the performance of construction work financed in whole or in part with Loan funds are paid wages at rates not less than those prevailing on similar construction in the locality as determined by the Secretary of Labor in accordance with sections 3141 through 3144, 3146, and 3147 of Title 40, U.S.C. (often referred to as the Davis Bacon Act). The Borrower shall ensure all wage rates comply with 7 CFR Part 4279-C and title 29 of the Code of Federal Regulations.

(xxiii)

New draws: The following certifications are required for each new draw:

A.	Certification by the Project engineer to the Lender that the work referred to in the draw has been successfully completed or milestones met or eligible equipment has been or will be ordered;

B.	Certification from the Lender that all debts have been paid or will be paid and all mechanics’ liens have been or will be released;

C.	Confirmation from Borrower that it is complying with the Davis-Bacon Act; and

D.	Certification by the Independent Engineer or CPA that no Loan funds have been improperly disbursed to the Borrower or its affiliates.

(xxiv)

Notwithstanding anything herein to the contrary, Lender may, at its reasonable option and with the concurrence of its Project Inspector, at any time prior to Final Project Completion, establish reserves from the undisbursed portion of the Loan in such amounts which are necessary (i) to pay, in whole or in part, any lien or claim prejudicial to the liens or security interests of Lender in the Project or the Real Estate Collateral, (ii) to fund any expenditures or allocations of funds necessary to complete the Project in accordance with the Plans in the event it is determined by Lender or its Project Inspector that the Project is not being completed in accordance with the Plans approved by Lender (subject to permitted or approved change orders in compliance with this Construction Financing Rider) or (iii) to pay any of the General Contractor, subcontractors or material suppliers on the Project in the event it is determined by Lender that any draw or draws of Loan funds have not been paid by the General Contractor or the Borrower for their intended purpose(s) submitted in the draw request for such funds or in the manner approved by the Lender in accordance with the Construction Budget, construction cost breakdown and draw schedule for the Project. The aggregate amount of any such reserves shall be deducted from the then-undisbursed Loan proceeds. Additionally, upon the occurrence of any Event of Default not cured within any applicable cure period, Lender may cease disbursements of Loan proceeds.

(xxv)

If Lender determines at any time, in its reasonable discretion and with the concurrence of its Project Inspector and the General Contractor (which will be deemed given unless objection is received within ten (10) days of the request for concurrence), that the Loan proceeds remaining undisbursed are insufficient to complete the Project in accordance with the Plans or the Construction Contract, Lender may require Borrower to deposit funds from a source other than from Loan proceeds in a reserve account in an amount equal to such shortfall. Such funds shall be advanced in accordance with draw request procedures set forth herein as construction on the Project progresses, before any additional Loan proceeds are distributed.

2.11.

Servicing the Loan and the Servicer. Lender is granted the right to appoint a Person to be the servicer of the Loan (the “Servicer”) and has appointed Greater Nevada Credit Union (“GNCU”) to be the initial Servicer. Lender may substitute any Servicer upon providing written notice thereof to Borrower and Guarantor. Upon such appointment, the Servicer shall have full authority to act on Lender’s behalf on all matters applicable to the Loan, the Borrower, the Guarantor, the Collateral and the Project, including, without limitation, the following:

(a)

The Servicer shall have full authority to service the Loan and to take any and all actions on behalf of the Lender under this Loan Agreement and under all other Loan Documents with respect to the Loan, the Borrower, Guarantor, and the Project including, without limitation, administering the Loan, dispersing loan proceeds, approving draw requests, holding required reserves and deposits, receiving and administering loan and other payments under the Loan, communicating with Borrower and Guarantor, requesting and receiving reports and information, administering inspections, providing notices to Borrower, Guarantor and any Persons, providing demands for payment under the Notes and Guarantees, approving or declining the taking of actions, providing consents and approvals (or declinations) for waivers, amendments or other approvals, enforcing of all rights and remedies under the Loan Documents on Lender’s behalf, and any other activities relating to the Loan.

(b)

All reports, documents, notices, schedules, financial statements and other materials that are to be delivered to Lender under this Loan Agreement and the other Loan Documents are to be delivered to, and addressed to, Servicer in addition to Lender.

(c)

All payments under the Notes, and payments of other Obligations, are to be made to Servicer, which, upon receipt in full by Servicer, shall be deemed made to and received by Lender.

(d)

The appointment of Servicer, and its duties and authorizations, may be modified, transferred to another Person, or terminated by Lender, upon the delivery of written notice thereof from Lender to Borrower, Guarantor and the then current Servicer. Such notice to be delivered at least sixty (60) days prior to the date of modification, transfer or termination, as the case may be.

3.

Representations and Warranties. To induce Lender to make and/or continue to make the Loan, each Obligor, as noted, makes the following representations and warranties which shall be true and correct at Closing and at all times during the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied:

3.1.

Good Standing/Ownership. (a) Each Obligor is duly organized, validly existing and in good standing under the laws of the state of its charter as provided in the caption of this Agreement and any other state or jurisdiction in which it regularly does business and has the requisite corporate, company or partnership power and authority, as applicable, to own its property and to carry on its business in each jurisdiction in which it regularly does business and (b) Parent is the sole member (sole equity owner) of Borrower;

3.2.

Authority and Compliance. (a) Each Obligor has full power and authority to execute and deliver this Agreement and the Loan Documents and to incur and perform the Obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate, company or partnership action, as applicable, of such Obligor; (b) each Obligor is in compliance with all laws and regulatory requirements to which it is subject; and (c) no consent or approval of any public authority or other third party is required as a condition to the validity of any of the Loan Documents with respect to any Obligor;

3.3.

Binding Agreement. This Agreement and the other Loan Documents executed by each Obligor constitute valid and legally binding obligations of each such Obligor enforceable in accordance with their terms;

3.4.

Litigation. There is no proceeding involving any Obligor pending or, to the knowledge of such Obligor, threatened, before any court or Governmental Authority, agency or arbitration authority, except as disclosed to Lender on Schedule 3.4 hereto and acknowledged by Lender prior to the date of this Agreement;

3.5.

No Conflicting Agreements. There is no charter, bylaw, operating agreement, stock provision, partnership agreement or other document, instrument or agreement pertaining to the organization, power, or authority of any Obligor, nor a provision of any existing material agreement, mortgage, indenture or contract binding on any Obligor or affecting such Obligor’s properties, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the other Loan Documents;

3.6.

Ownership of Assets. Each Obligor has good title to its assets, including, without limitation, the Collateral, and such assets are free and clear of all judgments, liens, and encumbrances except for Permitted Liens;

3.7.

Taxes. All taxes and assessments due and payable by any Obligor have been paid or are being contested in good faith by appropriate proceedings, and each Obligor has filed all tax returns which it is required to file;

3.8.

Environmental Matters. (a) Except as may be otherwise disclosed to and acknowledged by Lender in writing prior to Closing and otherwise as would not reasonably be expected to cause a Material Adverse Change: (i) any real estate owned or leased by Borrower, including, without limitation, the Real Estate Collateral (collectively, the “Real Estate”) has never been and is not now being used in violation of Environmental Laws; (ii) there are no proceedings that have been commenced against such Obligor concerning any alleged violations of any Environmental Laws on or related to the Real Estate, nor does such Obligor have any reason to know of any; (iii) the Real Estate is free of any Substances and is not being used for the storage, treatment or disposal of any Substances, or if there are any Substances on the Real Estate, such Obligor is maintaining them in accordance with all applicable laws; (iv) if such Obligor is transporting any Substances, such transportation is being conducted in compliance with all applicable laws; and (v) such Obligor has all required permits for the use and discharge of any Substances on the Real Estate and all uses and discharges on such Real Estate are being made in compliance with such permits;

(b)  [Reserved]

3.9.

Compliance with Laws. Except as otherwise disclosed to and acknowledged by Lender prior to Closing, each Obligor is in material compliance with all federal, state, and local laws, regulations and governmental requirements applicable to it or to any of its property, business operations, employees, and transactions (including, but not limited to, any, Environmental Laws, OSHA, ERISA, Pension Benefit Guaranty Board, and laws regulating wetlands);

3.10.

Accurate Financial Information and Periodic Reports. The financial information and other reports, including, without limitation, those periodic reports described on Schedule 4.1(b), furnished to Lender by each Obligor are complete and accurate in all material respects and will be complete and accurate in all mutual respects, and disclose, without limitation, any and all direct and contingent liabilities of such Obligor, and accurately reflect the matters addressed therein, including, without limitation, that no change has occurred in the financial condition of such Obligor since such information was furnished that would cause a Material Adverse Change with respect to such Obligor;

3.11.

Solvency. (i) each Obligor is Solvent, and the pledge of the Collateral and execution and performance of the Loan Documents will not cause any Obligor to no longer be Solvent; (ii) each Obligor has made adequate provision for the payment of all of its creditors; and (iii) no Obligor has entered into any transaction contemplated in this Agreement or any other Loan Document to provide preferential treatment to Lender or any other creditor of such Obligor in anticipation of seeking relief under federal or state bankruptcy or insolvency laws;

3.12.

ERISA. Except as otherwise disclosed to Lender in writing: (i) no employee benefit plan established or maintained, or to which contributions have been made, by Borrower, which is subject to Part 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the date hereof, or would have had such an accumulated funding deficiency on such day if such year were the first year of such plan to which such Part 3 applied; (ii) no “Prohibited Transaction” or “Reportable Event”, as defined under ERISA, occurred with respect to such employee benefit plan as of the date hereof; (iii) no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan; (iv) each such employee benefit plan (if any exists) complies and will comply fully with all applicable requirements of ERISA and of the Internal Revenue Code of 1986 as amended (“Internal Revenue Code”) and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code; and (v) this Agreement and the consummation of the transactions contemplated herein will not involve any prohibited transaction within the scope of ERISA or Section 4975 of the Internal Revenue Code;

3.13.

Ownership Structure and Subsidiaries. The ownership structure of Borrower and Guarantor are listed on Schedule 3.13 hereof;

3.14.

Place of Business. Charter State and Residence. (i) Borrower’s chief executive office and principal place of business is located at 200 Spectrum Center Drive, Suite 1450, Irvine, California 92618 and its state of organization is Delaware; and (ii) Guarantor’s chief executive office and principal place of business is located at 200 Spectrum Center Drive, Suite 1450, Irvine, California 92618 and its state of organization is Delaware;

3.15.

Location of Personal Property Collateral and Records. All tangible Personal Property Collateral, including, without limitation, any Inventory, Furniture and Equipment, and any records, documents or instruments relating to such Collateral are located only at such locations as listed in Schedule 3.15 hereof;

3.16.

Inventory Production. Warehousing and Consignment. (a) All Inventory, and other goods and services provided, produced or offered for sale by Borrower during the term hereof will be produced in compliance with the requirements of the Federal Fair Labor Standards Act; (b) where any Inventory or is stored with a bailee, warehouseman or similar party, Borrower shall cause to be issued and deliver the same to lender periodically upon request by Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender’s name; PROVIDED, FURTHER, that nothing in this Subsection shall be construed to otherwise permit any Inventory or to be stored or located at any location other than as expressly permitted in this Agreement; and (c) no Inventory of Borrower shall be consigned to any Person without Lender’s prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory or on consignment: (i) provide Lender with all consignment agreements to be used in connection with any consigned Inventory or all of which shall be acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to any such consigned Inventory or showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory or are to be located and deliver to Lender copies of the results of all such searches, (iv) notify, in writing, all of the creditors of the consignee which are or may be holders of Liens in the Inventory or to be consigned that Borrower expects to deliver certain Inventory or to the consignee, all of which Inventory and shall be described in such notice by item or type, and (v) do all such other things and acts as may be necessary or desirable to fully perfect on a first priority basis Lender’s security interest in said Inventory;

3.17.

Labor Relations. No Obligor is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of such Obligor’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization;

3.18.

Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Obligor and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Obligor, or with any material supplier, franchisor or franchisee of any such Obligor, and there exists no present condition or state of facts or circumstances which would materially affect or prevent any such Obligor from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

3.19.

Name; No Merger. (i) no Obligor has changed such Obligor’s name or been known by any other name within the last five (5) years; (ii) no Obligor uses or has ever used any trade or fictitious name in the conduct of its business except as identified as a “d/b/a” in the caption of this Agreement; each such Obligor is the sole owner of all such names listed in the caption of this Agreement; and any and all business done, and all invoices issued, in such names are such Obligor’s sales, business and invoices; (iii) any trade name of any Obligor permitted under Subsection (ii) above, if any, represents a division or trading style of such Obligor and not a separate Subsidiary or Affiliate or independent entity; and (iv) no Obligor has been the surviving entity in a merger effected within the last five (5) years;

3.20.

Partnerships; Contingent Liabilities. Except as indicated in the Financial Statements of Borrower and Guarantor delivered to Lender prior to Closing, neither Borrower or Guarantor are a partner or joint venturer with any other Person or a participant in any business enterprise for which it is generally liable, nor does Borrower or guarantor have any contingent liabilities of any description except for Permitted Indebtedness and as otherwise expressly disclosed in this Agreement;

3.21.

Regulation U. No proceeds from the Loan shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System;

3.22.

Commercial Loan. The Loan is not a “consumer transaction”, as defined in the Code or any other applicable law, rule or regulation, and none of the Collateral has been, is currently or will be future purchased or held primarily for personal, family or household purposes; and

3.23.

Racketeering. No Obligor is engaged in any activity that might constitute a pattern of racketeering activity or in any other conduct that might subject all or a material portion of such Obligor’s assets to forfeiture.

3.24.

Feedstock. Only renewable biomass feedstock will be utilized at the project.

3.25.

Equal Opportunity and ADA. (a) Equal Opportunity. For all construction contracts in excess of $10,000, the Borrower will insure that the General Contractor complies with Executive Order 11246, “Equal Employment Opportunity,” as amended by Executive Order 11375, and as supplemented by applicable Department of Labor regulations (41 CFR part 60). (b) Americans with Disabilities Act (ADA): If the construction of or addition to the Project accommodates the public and is a commercial facility, as defined by the ADA, the Project will comply with the ADA.

3.26.

Review of Contracts. Borrower has had all current construction related contracts and current operational contracts for the Project reviewed by its legal counsel for legal efficiency and adequacy.

4.

Covenants of Parties.

4.1.

Affirmative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor covenants and agrees as follows:

4.1(a)

Continuation of Pre-Closing Conditions, Representations and Warranties. All conditions precedent to the making of the Loan shall remain satisfied at all times in all material respects during the term of this Agreement, and all representations and warranties made by each Obligor in the Loan Documents shall be deemed to be made at all times during the term of this Agreement;

4.1(b)

Financial Statements and Periodic Reports. Each Obligor, as noted, shall furnish or cause to be furnished to Lender such information reports and financial statements as identified on Schedule 4.1(b) attached hereto and made a part hereof, on the dates set forth therein or on a more frequent basis if requested by Lender.

4.1(c)

Insurance. In addition to any other insurance requirements under any other Loan Documents: (i) each Obligor shall maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts reasonably comparable to those usually carried by similar entities and individuals and sufficient to avoid the application of any co-insurance provisions, such insurance shall include, but not be limited to, liability insurance, flood insurance, comprehensive hazard/casualty insurance on buildings, contents and equipment and such coverage on the Collateral in amounts satisfactory to Lender; and (ii) Borrower shall exhibit or deliver certificates of such policies of insurance to Lender and provide appropriate clauses in the insurance policies indicating Lender’s status as co-insured mortgagee, additional insured, or lender loss payee, as applicable, as to the Collateral, as its interest may appear; PROVIDED, FURTHER, that Borrower hereby assigns to Lender the right, and further designates Lender as its lawful attorney-in-fact, to collect and receive any indemnity payment otherwise owed to such Obligor under any policy of insurance, regardless of whether Lender is named in such policy as a person entitled to collect upon the same;

4.1(d)

Audits, Inspections and Appraisals. (i) Each Obligor shall permit the Lender’s officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of any Obligor, the Project or the location of any Collateral (provided that, while an Event of Default exists, Lender may make such visits and inspections at any time without prior notice) to examine and audit all of such Obligor’s Collateral, books of account, financial statements and ledgers, digital and printed records, contracts, reports, writings, Certificates of Title and other documents, papers and statements, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent accountants, all at such Obligor’s expense, at the standard rates charged by Lender for such activities, plus Lender’s reasonable out-of-pocket expenses; and (ii) Lender may, on the occurrence of an Event of Default and at Borrower’s sole cost and expense, require appraisals for all or some portion of the Collateral at any time, and such appraisals shall be done by an appraiser reasonably acceptable to Lender and shall be in form, substance and amount satisfactory to Lender; (iii) each Obligor, as applicable, assigns to Lender all right, title and interest of such Obligor in and to any leases or other agreements between any such Obligor and various persons having in their possession any or all of the Collateral, and such persons may rely upon this Agreement or a copy hereof as authority of Lender for entry upon said premises to the same extent and for the same purpose as such Obligor may enter thereupon; and (iv) the results of any of foregoing examinations, audits, appraisals, inspections and evaluations described in Subsections (i), (ii) and (iii) of this Section, and any reports produced in connection therewith, shall remain the sole and exclusive property of Lender, and no Obligor shall be entitled to inspect or review same; PROVIDED, HOWEVER, that each such Obligor agrees to remain bound to the party having possession of the Collateral for the performance of all obligations with respect to such Collateral, and the entry of Lender under the terms of this Agreement upon such premises shall not constitute an acceptance by Lender of any obligation of any such Obligor to any person having possession of such Collateral;

4.1(e)

Maintenance, Remediation and Notification of Environmental Claims. Borrower shall: (i) maintain any Substances brought upon the Real Estate in accordance with all applicable laws and promptly take all action that is needed to abate any material environmental risk or comply with any Environmental Laws on or related to the Real Estate at its sole expense, subject to such legal and/or equitable defenses available to Borrower; (ii) promptly inform Lender in writing of any environmental risk or violation of any Environmental Laws on or related to the Real Estate or the commencement of any proceeding against it or receipt of any notices by it concerning any alleged violation of Environmental Laws on or related to the Real Estate and which would likely result in a Material Adverse Change; (iii) at Lender’s reasonable request or where notice to Lender is required under Subsection (v) hereof, obtain additional environmental audits covering any Real Estate from experts reasonably acceptable to Lender; (iv) permit Lender, or any person or firm designated by Lender, to inspect the Real Estate on reasonable notice and during normal business hours; and (v) immediately notify Lender in writing of: (A) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Substances affecting its business operations; and (B) all claims made or threatened by any third party against it relating to damages, contributions, cost recovery, compensation, loss or injury resulting from any Substances and which would likely result in a Material Adverse Change;

4.1(f)

Environmental Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Lender or its successors or assigns, Borrower shall indemnify and hold Lender harmless from and against all liability, claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees and court costs), including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, release, or disposal of Substances, whether resulting from the actions of Borrower, any predecessor in interest, or any other party, including, without limitation, the cost of any required or necessary inspection, audit, clean-up, or detoxification and the preparation of any closure or other required plans, consent orders, license applications, or the like, whether such action is required or necessary prior to or following transfer of title of Borrower’s real or personal property, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or disposal of Substances on Borrower’s real or personal property; PROVIDED, FURTHER, that the indemnity obligations under this Section are exclusive of, and in addition to, any other insurance, indemnity or reimbursement obligations which Borrower has under this Agreement or any of the other Loan Documents, and the provisions of this Section shall survive the satisfaction or release of all Obligations and shall continue thereafter in full force and effect;

4.1(g)

Purpose of Loan. Borrower shall use the proceeds of the Loan only for the purpose or purposes represented to Lender in Section 2.5;

4.1(h)

Notice of Litigation. Borrower shall promptly, and in any event, no later than fifteen (15) days after being served or otherwise receiving notice, notify Lender in the event that any legal action is filed against such Obligor, excepting workers’ compensation claims and matters for which the damages sought are less than [***] in the aggregate;

4.1(i)

Free of Liens. Borrower shall maintain, at all times, the Collateral free of any Lien or encumbrance other than Permitted Liens;

4.1(j)

Compliance with Laws. Borrower shall comply with all applicable federal, state, and local laws and regulations including, but not limited to, consumer protection laws, Food Safety Laws, Environmental Laws, OSHA, ERISA, and the Pension Benefit Guaranty Board;

4.1(k)

Payment of Obligations. Borrower shall duly and punctually pay all Obligations, including, without limitation, principal and interest on the Notes, and each Obligor shall duly and punctually pay all other Indebtedness of such Obligor to any other Person other than Lender, it being understood, however, that this Section shall not be deemed to permit any Indebtedness other than Permitted Indebtedness;

4.1(l)

Maintenance of Properties. Borrower shall: (i) keep the Project and all its properties, including, without limitation, the Collateral, in good repair and in good working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto; (ii) comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and (iii) preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of the Project at nameplate capacity;

4.1(m)

Notice to Lender. Borrower shall immediately notify Lender: (i) on the occurrence of any Event of Default; (ii) of any fact, condition or event, that would be giving of notice or passage of time, or both, could become an Event of Default; (iii) of any event causing a material loss or depreciation in the value of the Collateral and the amount of such loss or depreciation; (iv) on the failure of any Obligor to observe its undertakings hereunder; (v) on the occurrence of a Material Adverse Change with respect to any Obligor, or (v) any adverse findings by any ;

4.1(n)

Landlord and Storage Agreements. Borrower shall provide Lender with copies of all agreements between Borrower and any landlord, custodian or warehouseman which owns any premises at which any Inventory, or other Collateral may reside, from time to time and shall promptly deliver to Lender any warehouse receipts, if applicable, and obtain lien waivers and subordinations as Lender may require covering any of the Collateral;

4.1(o)

Bank Accounts. Borrower shall maintain: (i) depository and checking accounts with Lender, Servicer or with an FDIC insured bank acceptable to Lender and, except for the Excluded Accounts, in which Lender has a first lien perfected security interest and as otherwise required under this Loan Agreement; and (ii) all hedging and securities accounts, in a financial institution, depository institution or broker, which are not insured by the FDIC, acceptable to Lender and, other than with respect to the Excluded Accounts in which Lender has a first lien perfected security interest and as otherwise required under this Agreement. If requested by Lender and other than the Excluded Accounts, the bank or financial institution shall execute, procure and deliver one or more control agreements in favor of Lender with respect to accounts held by them, including the acknowledgment and agreement of the subject depository institution or broker, all in a form and of substance satisfactory to Lender;

4.1(p)

Lease of Records. Each Obligor hereby leases to Lender, and Lender hires from each such Obligor, for a term which shall be effective so long as any Obligations remain unpaid or outstanding and until no Obligor has any further obligation to Lender under this Agreement or any other Loan Document, all of such Obligor’s present and future books of accounts, computer printouts, magnetic, digital and laser tapes and disks, computer and electronic storage media, computer software programs, trial balance records, ledgers and cabinets in which they are located, reflected or maintained, in any way relating to the Collateral, and all present and future supporting evidence and documents relating thereto in the form of written applications, credit information, account cards, payment records, trial balances, correspondence, delivery receipts, certificates and the like, as well as the past and current information stored in computer software programs for and on such Obligor’s behalf by third parties; PROVIDED, FURTHER, that each such Obligor, if requested by Lender, agrees to legend all of the foregoing to indicate the lease thereof to Lender;

4.1(q)

Additional Covenants Regarding Receivables.

4.1(a)(i)

Generally. Except as provided herein below or as otherwise provided in this Agreement or in the other Loan Documents, Borrower is obligated and authorized, in its own name, to diligently collect on any Receivable and pursue, in accordance with any applicable law, any available remedies against any Account Debtor or any other obligor thereon, with respect to such Receivable, subject to the direction and control of Lender;

4.1(a)(ii)

Joint Checks. Upon the occurrence of an Event of Default and at the written request of Lender, Borrower shall cause all checks payable to Borrower by any Account Debtor on any Receivable of such Obligor shall be made payable jointly to such Obligor and Lender, and such Obligor shall, and does further authorize Lender to, send a notice of the foregoing joint check requirement to any such Account Debtor and take such action necessary to maintain compliance with the foregoing joint check requirement;

4.1(a)(iii)

Verification of Receivables. Whether or not an Event of Default has occurred, any of Lender’s officers, authorized representatives, employees or agents shall have the right, at any time, in Lender’s sole and absolute discretion, in the name of Lender or in any trade or fictitious name selected by Lender, or in the name of any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph, or otherwise, and Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process;

4.1(a)(iv)

Lock Box and Collections Account. Upon the occurrence and continuance of an Event of Default: (A) Lender may, in its sole and absolute discretion, require all payments on any Receivables or proceeds from the sale of any other Collateral of Borrower to be deposited or forwarded directly from the account party to either: (1) a Deposit Account designated by and under the exclusive control of Lender (the “Collections Account”) pursuant to Section 2.7 hereof or (2) a post office box under the exclusive control of Lender to which Lender and its designees alone shall have access (the “Lock Box”), and Borrower further agrees to give notice to all of its trade or account debtors to mail payments due on all Receivables to the Lock Box and wire such funds to the Collections Account; (B) Borrower further agrees that Lender, or its designees, may open the Lock Box at any time and may receive, open and dispose of all mail addressed to Borrower therein, and may deposit any payments contained in the Lock Box in the Collections Account; (C) Borrower authorizes Lender, as its attorney-in-fact, to make any necessary endorsements on any draft, document or instrument evidencing any such Receivables and further waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto; (D) if any of Borrower’s Receivables are paid directly to Borrower in contravention of the foregoing, Borrower will immediately deliver the same to Lender, endorsed or assigned with recourse to Lender’s order to be deposited in the Collections Account and applied as provided herein; and (E) Lender shall, from time to time, apply such good funds in the Collections Account, or any portion thereof, against the Obligations or may pay such funds directly to Borrower, as Lender may so decide, in its sole and absolute discretion;

4.1(a)(v)

Collection and Enforcement (A) Upon the occurrence of an Event of Default, Lender may, in its sole and absolute discretion, notify any and all trade and account debtors obligated on any or all Receivables of Borrower to make payment thereof directly to Lender and to take control of all proceeds of any such Receivables; (B) Borrower, if requested by Lender, shall stamp or cause to be stamped prominently on the face of each Receivable item evidenced by written instrument, and any documentation evidencing the same, in legible letters “PLEDGED AND ASSIGNED TO [LENDER NAME] AS SECURED PARTY, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, AND ANY SALE, ASSIGNMENT OR TRANSFER THEREOF WOULD VIOLATE THE RIGHTS OF [LENDER NAME]” and shall turn over physical possession of such Receivables and any documentation related thereto to Lender; (C) the costs of such collection and enforcement, including attorney’s fees and out-of-pocket expenses and all other expenses and liabilities resulting therefrom, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower; and (D) in addition to the rights set forth in this Section and elsewhere in this Agreement and in the Loan Documents, Lender directly, and as Borrower’s lawful attorney-in-fact, shall be entitled to enforce Borrower’s rights against trade and account debtors;

4.1(a)(vi)

Government Receivables. If any of Borrower’s Receivables in excess of Ten Thousand and No/100 Dollars ($10,000.00) arise out of contracts with the United States or any department agency, or instrumentality thereof, Borrower shall immediately notify Lender thereof in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such Receivables shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act;

4.1(r)

Continuing Guaranty. If Borrower acquires, forms or purchases any other entity, such entity shall, without any further action by the Parties, unconditionally guarantee the repayment of all of the Obligations and waive any right to notice or demand and shall further execute and deliver to Lender an unlimited and continuing guaranty evidencing same; it being understood, however, that this Section shall not be deemed to permit any mergers or acquisitions or creation of any Subsidiary in violation of the provisions of this Agreement;

4.1(s)

Equipment Covered by Certificates of Title. If any Equipment, Inventory or other Collateral is subject to or covered by any Certificate of Title statute, Borrower shall note Lender’s security interest thereon, and, on Lender’s request, promptly deliver each original copy of any such Certificate of Title covering such Collateral to Lender, or its designee, to be held until satisfaction in full of all of the Obligations, and Borrower shall take any steps necessary to perfect Lender’s security interest in such Collateral and shall further authorize Lender to do the same; PROVIDED, FURTHER, that Borrower shall not apply for any replacement Certificate of Title regarding any Collateral nor take any other steps or actions that may otherwise impair Lender’s security interest in the same;

4.1(t)

Commercial Tort Claims. Borrower shall promptly notify Lender should Borrower obtain any “Commercial Tort Claim” (as defined in the Code) and take such steps as shall be requested by Lender to further evidence and perfect Lender’s security interest in the same; and

4.1(u)

Continuing Enforceability Covenants.

4.1(a)(i)

Continuing Enforceability of Loan Documents. The terms and conditions of each presently existing Loan Document (or bond documents as the case may be) shall remain in full force and effect and the transactions contemplated in this Agreement and the other Loan Documents executed concurrently herewith shall not be construed as a novation, waiver or release of the repayment or performance of any indebtedness, obligation or liability of any Obligor arising under any Loan Document, including, without limitation, any repayment obligations of Borrower or any other party arising from or related to the Existing Bonds, as such may have been modified, amended, restated and renewed from time to time;

4.1(a)(ii)

Continuing Priority of Liens and Security Interests. Each Obligor acknowledges and agrees that this Agreement, together with any transactions contemplated herein or occurring contemporaneously herewith, shall not disturb the existing priority of any Loan Document, or any lien or security interest in favor of Lender granted or created thereunder, and any such Loan Document, lien or security interest shall retain the same priority and effective date as originally provided in any such Loan Document;

4.1(a)(iii)

Cross-Collateralization of the Loan. Each Obligor hereby acknowledges and agrees that the repayment of each Note, whether presently outstanding, executed concurrently herewith or arising at any time hereafter, together with the repayment and performance of any and all other indebtedness, obligations and liabilities of Borrower to Lender, including, without limitation, the Obligations, arising under any Loan Document or any other agreement, document or instrument executed in favor of Lender shall be secured with equal force and effect by the Collateral, as may be modified from time to time, and any and all security documents, instruments and agreements executed with respect thereto, whether or not any such indebtedness, obligation or liability is specifically referenced or identified in any such document, instrument or agreement;

4.1(a)(iv)

Statement of Consideration. The majority of the outstanding voting stock, membership interests or partnership interests of Borrower is owned or controlled (directly or indirectly) by Guarantor, and the making and continued making of the Loan to Borrower will result in substantial benefits, direct and indirect to it. Borrower represents and warrants, covenants and agrees, that its liability for the Obligations, as such liability is variously described in the Loan Documents, is unconditional, unlimited, joint and several, and that Lender is making the Loan in reliance upon the Guaranty of Guarantor and that Lender would be unwilling to make or continue to make the Loan without them; and

4.1(a)(v)

Release of Claims. Each Obligor acknowledges and agrees that no Obligor has any claim, defense, claim of offset or cause of action of any nature against Lender, its successors, assigns, representatives or officers, which would or will impair, reduce or diminish such Obligor’s liability to Lender under the Loan and any other Loan Documents or otherwise subject Lender, its successors, assigns, representatives or officers, to any direct or indirect liability, including, without limitation, any claim based on any act or omission of Lender or any officer, agent or representative of Lender related to the Loan or the administration of the Loan or any claim arising by reason or on account of or related directly or indirectly to any contractual relationship or transaction between any Obligor and Lender, its successors, assigns, agents, representatives or officers; PROVIDED, FURTHER, THAT, TO THE EXTENT THAT ANY SUCH CLAIM, DEFENSE, CLAIM OF OFFSET OR CAUSE OF ACTION OF ANY NATURE EXISTS AS OF THE DATE HEREOF, THEY ARE HEREBY WAIVED, RELEASED AND DISCHARGED BY EACH OBLIGOR AS AGAINST LENDER, ITS SUCCESSORS, ASSIGNS, REPRESENTATIVES AND OFFICERS.

4.1(v)

USDA Guaranty Requirements. So long as any of the Obligations covered by any USDA Guarantee remains outstanding, each Obligor shall comply with all requirements, terms and conditions set forth therein and under the USDA Conditional Commitment, and each Obligor hereby acknowledges and agrees that it is has received, read and understands the terms and conditions thereof. In the event of any inconsistency between the terms, conditions and requirements of the USDA Conditional Commitment and this Agreement or any other Loan Document the terms of USDA Conditional Commitment shall control, provided that any provision of any Loan Document which imposes additional obligations upon any Obligor or provides additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, the USDA Conditional Commitments and provided, further, that any pre-condition, continuing obligation or requirement applicable to Lender in favor of the USDA under the USDA Conditional Commitments shall be construed to be an obligation and requirement of each Obligor and a condition precedent to Lender’s obligations hereunder, all at Borrower’s sole cost and expense. Additionally, USDA concurrence is required for any servicing action in accordance with regulations at 7 CFR 4279 subpart C, 7 CFR part 4287 subpart D, and servicing requirements identified in Form RD 4279-4, “Lender’s Agreement” will apply once the LNG is issued.

4.1(w)

Compliance with P66 Contract. Borrower shall comply fully with the P66 Contract, and will take all reasonable actions to ensure that all corn-oil feedstock is obtained to meet production goals of the Project, and to insure that all diesel fuel and other products produced at the Project are sold under the terms of the P66 Contract. Borrower shall immediately notify Lender (i) of any breach or default of the P66 Contract, or (ii) upon the receipt of notice that a breach or default has occurred thereunder, or (iii) that, due to events or circumstances, it is reasonably certain that a breach or default under the P66 Contract will occur or is likely to occur.

4.1(x)

Deposit of Project Revenues. Borrower shall cause all Project Revenues to be deposited into the Project Revenues Account in accordance with Section 2.7 hereof.

4.1(y)

Alternative Feedstocks. Borrower shall cause to be provided to Lender and USDA data from its integrated demonstration unit, which is acceptable to Lender and the USDA, of the use of alternative oleaginous feedstocks that shows acceptable performance over an extended timeframe, enough to characterize catalyst deactivation and to document the possible variability in feedstock quality, if and only if, and prior to any proposed substitution of intended denatured corn oil feedstock. This condition shall remain in effect for the term of the Loan.

4.1(z)

Operations and Maintenance Services Agreements. Borrower, post-closing, but prior to Mechanical completion, must provide detailed operating plans relating to the daily operation and maintenance of the Project. The documentation should identify the proposed management team and their qualifications, staffing needs of the plant, standard operating procedures, training manuals and curriculums, and any other related services. If services are to be externally contracted, then copies of the contracts must be provided.

4.2.

Negative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor, as noted, further covenants and agrees as follows:

4.2(a)

Merger/Changes. Borrower shall not: (i) enter into any merger, reorganization or consolidation; (ii) make any substantial change in the basic type of business now conducted by it; (iii) undergo any material change in the ownership, management, effective control or day to day operations of Borrower; or (iv) change or otherwise modify its accounting methods, practices or fiscal reporting period for accounting or tax purposes, in each case without the prior consent of the Lender and the USDA (which will not be unreasonably withheld by either party);

4.2(b)

Name; Location of Collateral. No Obligor shall: (i) change the locations at which the Collateral or any books, records, contracts, writings, documents of title, or other documents, agreements or instruments related thereto are located, stored or maintained, without the prior written approval from Lender in case of a location change of chief executive office and principal place of business; (ii) adopt or make use of any fictitious or trade name not disclosed elsewhere in this Agreement; or (iii) change its name, identity or corporate structure or change the location of its chief executive office or its state of charter or organization;

4.2(c)

Judgments, etc. No Obligor shall allow any judgment or judgments for the payment of money in excess of the aggregate sum of [***], excluding amounts with respect to which an insurance carrier admits full coverage (except for applicable deductibles), to remain undischarged, unvacated, unbonded in full or unstayed for a period of sixty (60) days, unless execution thereof is stayed by a court of competent jurisdiction;

4.2(d)

Sale of Collateral. Borrower shall not sell, transfer, assign, lease, pledge, abandon or otherwise dispose of any of the Collateral or any interest therein, except for the following: (i) sales of Inventory occurring in the ordinary course of business; (ii) sale or abandonment of obsolete Equipment used in its business or Equipment which is no longer necessary to the conduct of its business and which has been or will be replaced promptly and (iii) sale of assets in excess of $[***] in the aggregate per year, based upon book value in each case, without first obtaining the written consent of Lender;

4.2(e)

Loan to Members, Stockholders, Affiliates and Others. Borrower shall not make any Loan, advances, extensions of credit to, or guaranty or become surety for, any other Person, including, without limitation, loans or advances to Affiliates. Loans/advances to stockholders, members, owners, officers, or other Affiliates are prohibited. Except as provided herein, loans from stockholders, owners, officers or Affiliates must be subordinated to the Guaranteed Loan or converted to stock. No payments are to be made on these debts unless the Guaranteed Loan is current and in good standing, and with the concurrence of the Lender and the USDA, which concurrence shall not be unreasonably withheld. Notwithstanding the foregoing, the Borrower and any Affiliate thereof, may enter into written arrangements whereby such Affiliate agrees to provide working capital to the Borrower on commercially reasonable terms and conditions, so long as such written arrangements are disclosed in writing to the Lender prior to the effectiveness thereof and are solely for purposes of providing the Borrower with adequate working capital.

4.2(f)

Indebtedness/Guarantees. Borrower shall not create, incur, assume or suffer to exist any Indebtedness or obligation for money borrowed, or guarantee, endorse, or otherwise be or become contingently liable in connection with the obligations of any Person (including, without limitation, any Affiliate), except for the following (collectively, “Permitted Indebtedness”): (i) Indebtedness for taxes not at the time due and payable or which are being actively contested in good faith by appropriate proceedings and against which reserves deemed adequate by Lender have been established by Borrower, but only if the non-payment of such taxes being contested does not result in a Lien upon any property of Borrower that has priority over the Lien held by Lender; (ii) contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection thereof or similar transactions in the ordinary course of business; (iii) Accounts payable to trade creditors which are not aged more than one hundred twenty (120) days from the billing date and current operating expenses (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and such Obligor shall have set aside such reserves, if any, with respect thereto as have been recommended by independent public accountants; (iv) in addition to any other Indebtedness permitted under this Section, Indebtedness for borrowed money which is unsecured to a Person other than Lender not to exceed $[***] in the aggregate per calendar year; (v) Indebtedness for money borrowed from Lender; (vi) capital leases with rental payments not exceeding $[***] in the aggregate per year; and (vii) operating leases with rental payments not exceeding $[***] per year; and (viii) in addition to any other Indebtedness permitted under this Section, Indebtedness to a Person other than Lender with the prior written approval of Lender;

4.2(g)

Liens and Security Interests. Borrower shall not create, incur, assume, or suffer to exist any mortgage, security deed, deed of trust, security interest, pledge, encumbrance, Lien or charge of any kind (including charges on property purchased under conditional sales or other title-retention agreements) on any of its property or assets, including, without limitation, the Collateral, now owned or hereafter acquired, except for Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and against which reserves deemed adequate by Lender have been set up (excluding any Lien imposed pursuant to any of the provisions of ERISA);

4.2(h)

Affiliate Transactions. Borrower shall not purchase, finance the purchase of, acquire or lease property from, or sell, transfer or lease any assets or property to, any Affiliate of Borrower except in the ordinary course of Borrower’s business, under terms and conditions equivalent to or better than the terms and conditions which would apply if disinterested parties were involved and otherwise in accordance with the Loan Documents;

4.2(i)

Security Instruments and Financing Statements. Borrower shall not permit any financing statement, mortgage, deed of trust, deed to secure debt or other security instrument, filing or document, excepting filings related to Permitted Liens, to be on file with respect to any of the Collateral;

4.2(j)

Acquisitions. Borrower shall not purchase or acquire the obligations, assets, equity, stock or any other interest of any Person, except direct obligations of the United States of America or certificates of deposit or other investments issued by Lender (if offered);

4.2(k)

Restrictions of Compensation. Compensation of officers of the Borrower, paid by the Borrower, will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower. This amount may not be increased year to year unless (1) the Borrower’s operations were cash flow positive in the preceding fiscal year after taking into account all operating expenses, non-financed capital expenditures, appropriate funding of all reserves and debt service, (2) the Borrower is in compliance with covenants of the Loan Agreement and those identified in this Conditional Commitment as applying throughout, (3) all Borrower debts are paid to a current status, and (4) prior written concurrence of the Lender is obtained, which will not be unreasonably withheld.

4.2(l)

Lease Transactions. Borrower shall not enter into any sale and lease-back arrangement, either directly or indirectly without the prior consent of Lender;

4.2(m)

Amendments. Borrower shall not amend any instrument evidencing a Permitted Lien or the indebtedness secured thereby;

4.2(n)

Deposit of Funds. Subject to the Collections Account and Lock Box provisions of Section 4.1(q)(iv), Borrower shall deposit proceeds of the Collateral into a depository account as approved by Lender, in its sole and absolute discretion;

4.2(o)

Adverse Transactions. Obligors shall not enter into any transaction, or permit any Subsidiary to enter into any transaction, which does or may materially and adversely affect the Collateral or Borrower’s ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Receivable of Borrower, including any of the terms related thereto, other than discounts and allowances in the ordinary course of business;

4.2(p)

Subsidiary Divestiture. No Obligor shall transfer, sell, pledge, encumber or otherwise assign any shares of stock or other interest in any Subsidiary or permit any Subsidiary to sell or otherwise dispose of substantially all of its assets;

4.2(q)

Partnerships or Joint Ventures. Other than those existing and disclosed to Lender in writing before the Closing Date, Borrower shall not become or agree to become a general or limited partner in any general or limited partnership or joint venturer in any joint venture;

4.2(r)

Capital Expenditures. The Borrower will not invest in additional fixed asset purchases in excess of $[***] in an annual aggregate amount, without Lender and USDA approval. Consent will not be unreasonably withheld. The Borrower will not lease, sell, transfer, or otherwise encumber equipment or fixed assets without the concurrence of the Lender (except for replacement of equipment the ordinary course of business). Disposition of fixed assets serving as collateral for this Guaranteed Loan shall be governed by 7 CFR 4287.113;

4.2(s)

Dividend and Distribution Restrictions. Borrower will only make dividend payments or distribution payments in an amount that, when made, will not adversely affect the repayment ability of the Borrower on the Loan and other Obligations. In addition, no dividend payments or distribution payments will be made unless (i) the Borrower is in compliance with all covenants of this Loan Agreement (and will remain in compliance upon such payment), and (ii) all of Borrower debts and other Obligations are paid to a current status. This is not intended to apply to distribution payments to cover personal tax liability resulting from the profitability of Borrower’s business; and

4.2(t)

Sale of Business. Borrower shall not enter into any binding agreement for the sale of its business or a material portion thereof, or sell its business or a material portion thereof, without first obtaining the written consent of Lender, which will not be unreasonably withheld.

4.3.

Financial Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, Borrower shall at all times maintain the following (collectively, the “Financial Covenants”):

4.3(a)

Current Ratio. Borrower’s Current Ratio, as defined by GAAP, of at least 1.0 to 1.0, tested quarterly beginning with the quarter ending 30 months after Closing, for the term of the Loan.

4.3(b)

Maximum Debt to Net Worth. Borrower shall not have a Debt-to-Net Worth ratio of (i) not more than [***] measured at the end of the second year of operations of the Project; (ii) not more than [***] measured at the end of the third year of operations of the Project; (iii) not more than [***] measured at the end of the fourth year and each subsequent year of operations of the Project for the term of the Loan.

4.3(c)

Debt Service Coverage Ratio: Borrower shall have no less than a [***] Debt Service Coverage Ratio, to be tested on the last day of each fiscal year commencing with the end of the third year of operations of the Project for the term of the Loan. Debt Service Coverage Ratio shall be defined as (EBITDA minus extraordinary income minus cash tax payments minus distributions to owners plus extraordinary expenses) divided by (interest expense plus the aggregate principal payments on all Indebtedness required during the period).

4.3(d)

Global Definitions. For purposes of this Section 4.3, capitalized terms shall be as defined or determined under GAAP.

4.3(e)

Testing Frequency and Calculations. The Financial Covenants shall be tested monthly, or quarterly on a trailing twelve month rolling basis, or annually on a trailing twelve month rolling basis, in each case as required under the applicable covenant, and calculated based upon the Financial Statements of the Borrower, prepared and delivered to Lender in accordance with Schedule 4.1(b).

4.3(f)

Other Conditions. Unless otherwise agreed to by Lender in writing or as otherwise set forth in this Section 4.3, Borrower’s compliance with the Financial Covenants shall be determined after eliminations for Intercompany Transactions and reported on the Financial Statements and Covenant Compliance Certificate prepared in accordance with Schedule 4.1(b).

4.4.

Production and Project Performance Reports. Concurrently with the submission of the Borrower’s annual financial statements to the Lender, the Borrower must also submit an annual report, which along with the Borrower’s financial statements shall remain confidential, including, but not limited to, the information specified in the following paragraphs, as applicable:

i.	The actual amount of Renewable Diesel produced to assess whether Project goals are being met;

ii.	If applicable, documentation that identified health and/or sanitation problems had been solved;

iii.	A summary of the cost of operating and maintaining the Project;

iv.	Description of any maintenance or operational problems associated with the Project;

v.	Demonstration that the Project is and has been in compliance with all applicable state and Federal environmental laws and regulations.

vi.	The number of jobs created or maintained; and

vii.	A description on the status of the Project’s feedstock including, but not limited to, the feedstock being used, outstanding feedstock contracts, feedstock changes and interruptions, and quality of the feedstock.

5.

Security Agreement and Collateral for the Loan.

5.1.

Security Agreement and Collateral. In addition to the pledges and liens set forth in, or created by, the Security Agreement, the Mortgages and under or in accordance with the other terms of this Loan Agreement, Borrower pledges and assigns to Lender the following property as collateral security for the repayment and performance of all or some portion of the Obligations and other covenants and agreements herein and in the other Loan Documents, as herein provided:

5.1(a)  Personal Property Collateral. Borrower hereby grants to Lender a first-priority perfected security interest in the following types of property and interests (with all capitalized terms as defined in the Code) as collateral security for the repayment, satisfaction and performance in full of all of the Obligations and to secure Borrower’s performance of and compliance with each and every covenant, agreement, representation, warranty and indemnity under this Agreement and under each and every other Loan Document (collectively, the “Personal Property Collateral”):

(i)

(i) All personal property of Borrower, including, but not limited to, all Goods, Accounts, Inventory, Equipment, Fixtures, Chattel Paper, Instruments, Investment Property, Letter of Credit Rights, Deposit Accounts, Commercial Tort Claims, General Intangibles, Payment Intangibles, Cash Proceeds, Certificates of Title, Documents (as defined in the Code), As-Extracted Collateral, licenses and licensing rights, revenue, income, securities, letters of credit, deposits, money, intellectual property rights, systems, cash, timber, timber to be cut, oil, gas and other minerals extracted or to be extracted, shrubbery, apparatus, building materials and components, corn and other ethanol, methanol, distiller grains, corn oil, corn syrup and other byproducts of the making of ethanol, leases, rents and rent proceeds;

(ii)

(ii) All cash, investments and securities on deposit in the various accounts established pursuant to Section 2.7(a) hereof; and

(iii)

(iii) All of the foregoing whether now owned or hereafter acquired and wherever located together with any products, proceeds and progeny thereof, and any appurtenances, accessions and other rights, claims or benefits arising from or pertaining thereto, including, but not limited to, any claims to any of the foregoing property, and any claims Borrower has against any third parties, for the damage to or destruction of any or all portions of such property and or for proceeds payable under, or unearned premiums with respect to, policies of insurance.

5.1(b)  Real Estate Collateral. As collateral security for the repayment, satisfaction and performance in full of all of the Obligations and to secure Borrower’s performance of and compliance with each and every covenant, agreement, representation, warranty and indemnity under this Agreement and under each and every other Loan Document, pursuant to the Mortgage the Borrower grants to Lender a Lien on the Real Estate Collateral, including the land, structures, improvements and fixtures, and in and to all leases, all as more particularly described in the Real Estate Collateral Documents subject only to the Permitted Liens.

5.2.

Additional Security Covenants. Borrower agrees to execute and deliver to Lender at Closing and at any time thereafter so long as any Obligations remain outstanding, any security documents, instruments or other agreements as reasonably requested by Lender and related to the Collateral, or any portion thereof, and further authorizes Lender to file any such documents, instruments or other agreements, or other proper notice of Lender’s security interest, and any continuation statements or amendments thereto, with any filing authority that Lender deems appropriate. PROVIDED, FURTHER, that each Obligor agrees that to the extent accepted by the applicable filing authority, a carbon, photographic or other reproduction of this Agreement, or any memorandum thereof, with respect to the Collateral shall be sufficient as a financing statement and may be filed as such by Lender, and that Lender may execute any financing statement filed pursuant to this Section either in its own name or in that of any applicable Obligor.

5.3.

Term. Notwithstanding anything set forth herein to the contrary, Lender’s security interests in the Collateral as provided in this Section 5 and as otherwise provided in this Loan Agreement, the Notes and the other Loan Documents, shall continue for as long as any Obligor is indebted to Lender or other person pursuant to this Loan Agreement, the Notes or other Loan Documents.

6.

Events of Default. The occurrence of any of the following shall constitute an event of default (each an “Event of Default”):

6.1.

Payment. Any payment of principal, interest, or other sum owed to Lender under any of the Notes, under this Loan Agreement or under any of the other Loan Documents or otherwise due from any Obligor to Lender, is not made when due (or in the case of interest or other sums owed to Lender under the Loan Documents (other than principal), not made within 5 days of when due), whether scheduled payments, at stated maturity, upon acceleration, or otherwise; or

6.2.

Additional Defaults. (i) Any provision or covenant of any Loan Document is breached; or (ii) any warranty, representation, or statement made or furnished to Lender by any Obligor in writing in connection with the Loan and the Loan Documents, including any warranty, representation, or statement included in any Obligor’s Periodic Reports under Schedule 4.1(b), or to induce Lender to make or continue to make the Loan, is or becomes untrue or misleading in any material respect or (iii) any deposit of funds requirements set forth in Sections 2.9(e) (Debt Service Reserve Account), 2.9(f) (Maintenance Capital Reserve), 2.9(h) (Working Capital Account) and 2.9(i) (Excess Cash Account) or (iv) any default or Event of Default under any of the Loan Documents occurs that, in the case of each of clauses (i), (ii), (iii) and (iv) is not cured within the applicable cure period described in Section 7.1 below, if any; or

6.3.

Cross-Default. (i) A default under one or more of the Notes shall be a default under all of the Notes; (ii) any default by any Obligor that occurs under any other agreement with Lender other than the Loan Documents, whether now existing or hereafter arising, including, without limitation, a default under any agreement that evidences any Indebtedness, other than the Loan, owed by any Obligor to Lender; or (iii) any default under any loan, credit or financing agreement between any Obligor and any other Person other than Lender, whether now existing or hereafter arising, which is not cured within the applicable cure period, if any; or

6.4.

Dissolution, Insolvency or Bankruptcy. (i) The dissolution, termination of existence, liquidation or insolvency of any Obligor; (ii) the appointment of a receiver, custodian, trustee, executor, administrator, successor, personal representative, special administrator, guardian, attorney-in-fact, trustee, committee, conservator, or other fiduciary or agent over any part of the property of any Obligor; (iii) any assignment for the benefit of creditors of any Obligor; (iv) commencement of any proceeding by any Obligor under state or federal bankruptcy laws or other insolvency laws; (v) commencement of any involuntary proceeding against any Obligor under state or federal bankruptcy laws or other insolvency laws, which is not dismissed within sixty (60)) days after such commencement; or (vi) any merger, consolidation or sale of any Obligor’s assets other than as permitted hereunder; or

6.5.

Material Adverse Changes. Any Material Adverse Change occurs that adversely affects the ability of any Obligor to meet its obligations under this Loan Agreement, any of the Notes, or the other Loan Documents; or

6.6.

Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Loan Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement; or

6.7.

Business Disruption; Condemnation. (i) Any cessation of a substantial part of the business of any Obligor for a period which significantly affects such Obligor’s capacity to continue its business, on a profitable basis such that it is reasonably likely that Borrower will not be in compliance with Financial Covenants contained herein; (ii) any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by it which is necessary to the continued or lawful operation of its business; (iii) any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; (iv) any material lease or agreement pursuant to which any Obligor leases, uses or occupies any of its properties shall be canceled or terminated prior to the expiration of its stated term; or (v) any part of the Collateral shall be taken through condemnation or the value of such properties shall be impaired through condemnation; or

6.8.

Change in Control. If: (i) any of the executive officers of Borrower should resign or be removed for any reason and an acceptable replacement officer is not appointed within 30-days thereof, or (ii) the Guarantor fails to own 100% of the equity interests (and accompanying voting control rights of Borrower; or

6.9.

Sale of Assets. Borrower shall sell or transfer all or substantially all of Borrower’s assets without the prior written consent of Lender and the USDA; or

6.10.

First Priority, Perfected Security Interest. If for any reason (other than solely as a result of Lender’s failure to timely file any UCC continuation statements) Lender’s priority position with respect to any Collateral ceases to be a fully perfected, first-priority security interest or lien, except for Permitted Liens, either by virtue of the filing of a Code financing statement, a mortgage, security deed or other security instrument, by virtue of the operation of statute, or otherwise, or if any person shall make any filing altering or terminating any financing statement or other security instrument in favor of Lender without Lender’s prior written consent which is not reinstated or resolved to Lender’s satisfaction within ten (10) days of the filing thereof; or

6.11.

Lender Insecurity. Lender shall reasonably and in good faith deem itself insecure due to a change in circumstances adversely affecting the Borrower or affecting Lender’s Lien on any of the Collateral or diminishing the value of the Collateral; or

6.12.

Loss of Licenses or Permits to Operate Project. The loss of any permits or licenses from any Governmental Authority to operate the Project at full nameplate capacity that continue for a period of time that causes Borrower to be in noncompliance with any Financial Covenant contained herein (as set forth in the Project definition).

7.  Lender’s Remedies

7.1.

Remedies. Upon: (i) the occurrence of an Event of Default under Section 6.1, or (ii) the occurrence of any Event of Default other than an Event of Default under Section 6.1 (except for any Event of Default arising under Section 6.4, for which there shall be no cure period), which shall remain uncured thirty (30) days after the occurrence thereof; Lender shall, to the fullest extent permitted by law, have the following rights and remedies, such rights and remedies being cumulative, non-exclusive and exercisable by Lender in its sole and absolute discretion and in addition to those available to Lender under any other Loan Document or otherwise available at law or in equity:

7.1(a)

Acceleration. To declare the entire unpaid principal amount of the Loan, accrued interest thereon and all other Obligations to be immediately due and payable, without presentment, demand, or notice of any kind, and to terminate any advances under the Loan;

7.1(b)

Immediate Possession and Control of Collateral. To take immediate possession and control of all Collateral whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for those purposes, to enter the Project and any other premises where any such Collateral is located and remove such Collateral therefrom or render it unusable;

7.1(c)

Assembly of Collateral. To require Borrower and other Obligors to assemble and make the Personal Property Collateral available to Lender at a place to be designated by Lender which is also reasonably convenient to Borrower;

7.1(d)

Sale of Collateral. To retain all Collateral in full or partial satisfaction of any unpaid Obligations as provided in the Code or sell such Collateral at public or private sale after giving at least ten (10) days’ notice of the time and place of the sale, with or without having such Collateral physically present at the place of the sale (such notice constituting reasonable notice under the Code);

7.1(e)

Repair and Improvements of Collateral. To make any repairs and improvements to the Collateral which Lender deems necessary or desirable for the purposes of sale

7.1(f)

Set-off. To exercise any and all rights of set-off which Lender may have against any account, fund, or property of any kind, tangible or intangible, belonging to any Obligor which shall be in Lender’s possession or under its control;

7.1(g)

Appointment of Receiver. To appoint or have so appointed a receiver, without bond, to take exclusive possession and control of the Collateral, or any portion thereof, together with any and all documents, instruments, agreements, books and records related thereto, for the purpose of preserving, improving, maintaining, and/or disposing of the Collateral, or any portion thereof, and collecting rents and proceeds arising therefrom and further exercising any such other rights and remedies as may be customary or otherwise available at law and in equity; the foregoing rights and remedies to be exercised by such receiver in its sole discretion or as otherwise directed by court order, and any and all costs, fees and expenses related thereto shall be an Obligation payable on demand;

7.1(h)

Removal of Records. To remove from the Project and each Obligor’s premises, or any other location, all of the records described in Section 4.1(p) and keep and retain the same in Lender’s possession until all of the Obligations shall have been fully paid and discharged and Lender has no further obligation under this Agreement and the other Loan Documents;

7.1(i)

Cure. To cure any Event of Default in such manner as deemed appropriate by Lender;

7.1(j)

Foreclosure. To foreclose on any Collateral pursuant to the terms of any Loan Document, or at law or in equity; and

7.1(k)

Law of Equity. To take any other action or remedy available under applicable law or in equity.

7.2.

Proceeds. The proceeds from any disposition of all or any part of the Collateral for the Loan shall be allocated by Lender to the Obligations in any manner Lender deems appropriate, in its sole and absolute discretion.

7.3.

Resort to Obligors. Lender may, at its option, pursue any and all rights and remedies directly against any and every Obligor, in the same or separate actions, at the same time or at different times, and with or without resort to any Collateral or any other Obligor.

7.4.

Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy all of the Obligations, each Obligor, to the extent that such Obligor is also a Borrower or Guarantor hereunder and under the other Loan Documents, shall remain liable to pay any deficiency in the total amount owed to lender under the Notes and Loan Documents.

7.5.

Advances/Reimbursements. All amounts due to Lender as a result of expenditures made by Lender or losses suffered by Lender shall bear interest at the highest default rate as provided under the Notes, or as otherwise provided in this Agreement, from the date demanded until paid in full. Unless otherwise specified in the Loan Documents, such advances and other sums, together with accrued interest, shall be due and payable from Borrower upon demand.

7.6.

Marshaling of Assets; Payments Set Aside. Lender shall be under no obligation to marshal any assets or securities in favor of any Obligor or any other Person, or against or in payment of any or all of the Obligations. To the extent that any sum credited against the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state of federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or such part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

7.7.

Attorney in Fact. In addition to any other rights and remedies of Lender under this Agreement and the other Loan Documents, whether available on the occurrence of an Event Default or otherwise, on the occurrence of an Event of Default (and only for so long as such Event of Default is continuing), Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower’s true and lawful attorney (and agent-in-fact) and Lender, or Lender’s agent, may, without notice to Borrower and in Borrower’s or Lender’s name, but at the cost and expense of Borrower: (i) sell, transfer, settle, adjust, compromise, discharge or release any of the Collateral; (ii) prepare, file and sign Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iii) receive and open all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (iv) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender or any other Lender on account of the Obligations; (v) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the other Collateral and to which Borrower has access; (vii) for and in the name of Borrower, give instructions and direct any bank or financial institution in which proceeds of the Collateral are deposited to turn over said proceeds to Lender; and (viii) do all other acts and things necessary, in Lender’s determination, to fulfill Borrower’s obligations under this Agreement and the other Loan Documents.

7.8.

License of Rights. In advertising for sale and in selling any Collateral, subsequent to an Event of Default, Lender is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter or any property of a similar nature as it pertains to the Collateral and such Obligor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

8.

Miscellaneous.

8.1.

General Indemnity. Unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence and in addition to any other indemnity obligations of any Obligor under this Agreement or any other Loan Document, each Obligor hereby releases and shall indemnify, defend and hold harmless Lender and its successors and assigns, and each entity which may be a current or future participant in the Loan or any portion thereof, their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from: (a) acts or conduct of any Obligor under, pursuant or related to this Agreement and the other Loan Documents; (b) any Obligor’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents; (c) any Obligor’s failure to comply with any applicable laws (including, without limitation, any Environmental Law, etc.); and (d) any claim by any other Obligor, or any principal, officer, agent, employee, or creditor thereof, against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom.

8.2.

Discharge of Taxes, Obligors’ Obligations, Etc. Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Obligor and if the applicable Obligor fails to do so, to: (a) pay for the performance of any Obligor’s obligations hereunder; and (b) discharge taxes, Liens, fines or penalties at any time levied against any Obligor or Lender in connection with the Loan or placed on the Collateral, or any of it, in violation of this Agreement unless such Obligor is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Such expenses and advances shall: (i) be added to the Obligations; (ii) be secured with equal force and effect by the Collateral; and (iii) bear interest at the highest rate (including any default rate) applicable to the Loan, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement or any other Loan Document.

8.3.

Notice. All notices, demands, or other communications given under the Loan Documents shall be in writing, and shall be sent via overnight courier or mailed to the address of each party as set forth below, said mailing to be certified United States government mail to the mailing address, with notice in each case to be effective when sent. Obligors must provide written direction to Lender to the designated Obligor for notice hereunder in order to change the address to which said notice shall be sent. Notices shall deemed to have been duly given, served, and delivered: (a) on the date personally delivered; (b) on the date of receipt by the addressee of any item transmitted by United States registered or certified mail (return receipt requested), postage prepaid; (c) on the date of receipt by the addressee of any item transmitted by facsimile, telegraph, telex or other electronically transmitted means, or (d) on the first (1st) business day following the date on which delivered to a commercially-responsible overnight courier which provides service between the point of origin and the point of destination, addressed to the party which is to receive such notice at the address stated above or to such other address(es) as may be designated in writing by the other parties:

If to Lender, to:	Jefferson Financial Federal Credit Union

7701 Airline Drive

Metairie, Louisiana 70003

Attn: Carie Lopez

With courtesy copy to:	Nexsen Pruet, PLLC

227 West Trade Street, Suite 1550

Charlotte, North Carolina 28202

Attn: Patrick F. Brown, Esq.

And, in addition, notice shall be provided

to any designated Servicer of the Loan

If to any Obligor, to:	Ryze Renewables Reno, LLC

220 Spectrum Center Drive

Suite 1450

Irvine, CA 92618

With courtesy copy to:	Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attn: Jason Bosworth, Esq.

8.4.

Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give any Obligor any notice of an Event of Default, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of any Loan Document or consent to any departure by any Obligor from any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which it was given.

8.5.

Benefit. The Loan Documents shall be binding upon and shall inure to the benefit of each Obligor and Lender and their respective successors and assigns.

8.6.

Assignment and Participation. No Obligor may transfer, assign or delegate any of its duties or obligations hereunder without Lender’s prior written consent, PROVIDED, FURTHER, that Lender may assign or participate the Loan Documents, in whole or in part and on the occurrence thereof Lender shall thereafter be relieved of all liability hereunder (excluding causes of action for Lender’s gross negligence or intentional acts prior to such transfer). PROVIDED, HOWEVER, that Lender may sell participations in the Loan, the Notes and the Loan Documents or any interest therein, to one, of more participants without any notice to, or consent from Borrower or any other Obligor Each Obligor hereby authorizes Lender to disclose all information (including financial) provided to Lender by any Obligor in connection with the Loan to any actual or prospective assignee or participant of all or part of the Obligations.

8.7.

No Third Party Beneficiaries. The Loan Documents, including this Agreement, and the terms, conditions, covenants and agreements of the Parties set forth therein are for the sole benefit of the Parties, together with their successors and assigns, and no third party shall be deemed to have any privity of contract nor any right to rely on or use against any Party any term, condition, covenant or agreement contained therein to any extent or for any purpose whatsoever, nor shall any third party have any right of action of any kind arising therefrom or be deemed to be a third party beneficiary thereof.

8.8.

Governing Law and Jurisdiction. This Agreement and the other Loan Documents, unless otherwise specifically provided therein, and all matters relating thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada; PROVIDED, HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of Nevada, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law. EACH OBLIGOR AGREES THAT ALL DISPUTES BETWEEN ANY OBLIGOR AND LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA, BUT EACH OBLIGOR AND LENDER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF NEVADA. EACH OBLIGOR WAIVES ANY AND ALL DISPUTES AND ANY AND ALL OBJECTIONS THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

8.9.

WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO THE OBLIGATIONS, OR (B) IN ANYWAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND OBLIGORS WITH RESPECT TO LOAN DOCUMENTS OR THE LOAN, OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED BY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES HEREUNDER, OR THE CONDUCT OF THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OBLIGOR AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF EACH OBLIGOR IRREVOCABLY TOWAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN ANY OBLIGOR AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.10.

Severability. Invalidity of any one or more of the terms, conditions or provisions of this Agreement shall in no way affect the balance hereof, which shall remain in full force and effect.

8.11.

Construction. (a) whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine; (b) all references to “Sections” shall mean, with respect to the applicable Loan Document, the articles, sections, or paragraphs thereof, however denoted, if denoted at all, and the terms “herein,” “hereinbelow,” “hereunder,” and similar terms are references to the particular Loan Document in its entirety and not merely the particular article, section, or exhibit in which any such term appears; (c) captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the Loan Document or the intent of any provision thereof; (d) all references to any Loan Document shall include all amendments, extensions, renewals, restatements or replacements of the same; (e) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to” and “Real Estate” and “Collateral” shall be construed as if followed by the phrase “or any part thereof”; (f) no inference in favor of any party shall be drawn from the fact that such party has drafted any portion of the Loan Documents. In the event of any inconsistency between the terms of this Agreement and any other Loan Document (with the exception of Notes) the terms of this Agreement shall control, provided that any provision of any Loan Document, other than this Agreement, which imposes increased or additional obligations upon any Obligor or provides enhanced or additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, this Agreement and the other Loan Documents; and (h) any right, remedy, consent or choice of action in favor of Lender under this Agreement and the other Loan Documents shall be exercisable by Lender in its sole and absolute discretion, unless otherwise expressly noted.

8.12.

Representation and Disclosure. Each Obligor acknowledges that: (a) each Obligor had the opportunity to seek the advice of independent counsel and has shared equally in the drafting of this Agreement and the other Loan Documents, and (b) it did not rely upon any advice from legal counsel to Lender in the preparation of the Loan Documents or in the closing of the Loan.

8.13.

Execution in Counterparts. The Loan Agreement and other Loan Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of the Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

8.14.

Examinations/Communications. Lender’s examinations, inspections, or receipt of information pertaining to the matters set forth in the Loan Documents shall not in any way be deemed to reduce the full scope and protection of the Loan Documents or the obligations of each Obligor related to the Loan Documents. Lender shall have no duty or obligation of any nature to make any investigation, inspection or review regarding any Collateral at any time, with any such investigation that is undertaken being solely for the benefit of Lender.

8.15.

No Partnership. Nothing in the Loan Documents, and no action or inaction whatsoever on the part of Lender undertaken in connection with the Loan, shall be deemed to make Lender a partner or joint venturer with any Obligor, and Borrower shall indemnify and hold Lender harmless from and against any and all claims, losses, causes of action, expenses (including attorneys’ fees) and damages arising from the relationship between Lender and any Obligor being construed as or related to be anything other than that of a lender, borrower, guarantor or pledgor, as applicable.

8.16.

Notice of Conduct. Each Obligor agrees to use commercially reasonable efforts to give Lender written notice of any action or inaction, to the extent that such Obligor has actual knowledge thereof, by Lender or any agent or attorney of Lender in connection with the Loan Documents or the Obligations of any party under the Loan Documents that such Obligor reasonably believes may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any Obligations, including commission of a tort or violation of any contractual duty implied by law, and a reasonable opportunity to cure or correct such action or inaction. Upon request of Lender from time to time, Borrower shall also confirm in writing the status of the Loan, and the Obligations, and provide other information reasonably requested by Lender.

8.17.

Costs, Expenses and Attorneys’ Fees. In addition to any payment or reimbursement obligations of any Obligor hereunder and under the other Loan Documents, Borrower shall pay to Lender immediately on demand, the full amount of all reasonable out-of-pocket costs and expenses, including all reasonable and documented attorneys’ fees of its outside counsel to Lender, costs of experts that are reasonably necessary in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents and all other reasonable out-of-pocket expenses incurred by Lender: (a) in connection with the analysis, negotiation, preparation, execution, administration, delivery and termination of this Loan Agreement and each of the other Loan Documents and any amendment, modification, restatement, supplement, waiver or consent with respect thereto; (b) upon the occurrence of an Event of Default, or of circumstances which, if left uncured and for which the Borrower is not taking reasonable steps to cure within the applicable cure period, would result in an Event of Default, the costs of additional appraisals, environmental studies, collateral and financial audits, title insurance, survey updates and any legal, financial and/or operational reviews; (c) the perfection, preservation, protection and continuation of the liens and security interest granted Lender in the Collateral and the custody, preservation, protection, repair and operation of any of the Collateral; (d) the pursuit by Lender of its rights and remedies under the Loan Documents and applicable law; and (e) defending any counterclaim, cross-claim or other action, or participating in any bankruptcy proceeding, mediation, arbitration, litigation or dispute resolution of any other nature involving Lender, any Obligor or any Collateral.

8.18.

Further Assurances. At any time after the date hereof, each Obligor, at the request of Lender, shall execute and deliver such further documents and agreements and take such further actions as Lender reasonably deems necessary or appropriate to permit ach transaction contemplated by the Loan Documents to be consummated in accordance with the provisions thereof and to perfect, preserve, protect, continue and enforce Lender’s rights and remedies regarding all liens, security interests and rights of Lender under the Loan Documents, security agreements, financing statements, continuation statements, new or replacement Notes, and/or agreements supplementing, extending or otherwise modifying any Note, this Loan Agreement, and/or any mortgage or security agreement, and certificates as to the amount of the indebtedness evidenced by the Notes.

8.19.

Time of the Essence. Time is of the essence to all Loan Documents.

8.20.

Integration. This Agreement and the other Loan Documents supersede any and all prior expressions, written or oral (including, but not limiting to any commitment letter or term sheets), among the Parties related to, describing or governing the terms of, the Loan and any transaction related thereto.

8.21.

USA Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor, and other information includes the name and address of Obligors and other information that will allow Lender, as applicable, to identify each Obligor in accordance with the Act.

8.22.

Obligors’ Agent. Lender shall have the right to deal with Matthew G. Pearson in regards to all matters arising hereunder and under the other Loan Documents, or otherwise concerning the rights, duties and obligations of Lender and any Obligor hereunder or under the other Loan Documents, PROVIDED, FURTHER, the foregoing authorization shall continue to be binding and effective against each Obligor and may be relied upon by Lender with regards to all future modifications, amendments, increases, waivers and restructurings of the indebtedness and obligations of any Obligor and the Loan Documents and any collateral security with respect thereto, together with any hereafter additional indebtedness and Obligations of any Obligor that may arise in favor of Lender.

8.23.

Subordination. Each Obligor, individually and on behalf of such Obligor’s Subsidiaries and Affiliates, subordinates any claims, including any right of payment, rents, subrogation, contribution and indemnity, that it may have from or against any other Obligor or its Subsidiaries and Affiliates, and any successor or assign of any such Person, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full payment of all of the Obligations to Lender.

8.24.

Savings Clause. Each Obligor acknowledges and agrees that if any such Obligor’s indebtedness, liability or obligation under any Loan Document, or if any liens or security interests in favor of Lender securing same, whether now existing or hereafter arising, would, but for the application of this Section, be unenforceable under applicable law as determined by a court of competent jurisdiction, such indebtedness, liability, obligation, lien or security interest shall be valid and enforceable to the maximum extent that would not cause such indebtedness, liability, obligation, lien or security interest to be unenforceable under such applicable law, and such indebtedness, liability, obligation, lien or security interest shall be deemed to have been automatically modified accordingly at all relevant times and without any further action by the Parties.

8.25.

No Duty to Investigate or Advise. Each Obligor acknowledges and agrees that Lender will have no obligation to investigate or disclose the financial condition or affairs of any other Obligor for the benefit of such Obligor nor to advise of or disclose to such Obligor any fact respecting, or any change in the financial condition or affairs of any other Obligor which might come to the knowledge of Lender at any time, whether or not Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Obligor or might (or does) materially increase the risk of such Obligor as a co-obligor or might (or would) affect the willingness of such Obligor to continue as a co-obligor with respect to the Obligations.

8.26.

Survival. All representations, warranties, covenants and agreements of each Obligor in this Agreement and any other Loan Document shall survive the execution of such Loan Document, and all indemnity and other reimbursement obligations of any Obligor under this Agreement and any other Loan Document shall survive the termination of such Loan Document.

8.27.

Additional Provisions. Riders, schedules and exhibits attached hereto, if any, are hereby incorporated into this Agreement as if set forth verbatim.

8.28.

Confidentiality. The Lender agrees that it shall maintain in confidence any information relating to Borrower and Guarantor furnished to it by or on behalf of Borrower or Guarantor (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 8.28, (b) has been independently developed by Lender without violating this Section 8.28 or (c) was or becomes available to Lender from a third party which, to such person’s knowledge, had not breached an obligation of confidentiality to Borrower or Guarantor) and shall not reveal the same other than to its Affiliates and its and their respective directors, trustees, officers, employees, agents and advisors with a need to know or to any person that approves or administers the Loans on behalf of Lender or to any numbering, administration or settlement service providers (so long as each such person shall have been instructed to keep the same confidential), except: (A) to the extent necessary to comply with law, rule or regulation or any legal process or the requirements of any Governmental Authority, self-regulatory authority, the National Credit Union Administration or of any securities exchange on which securities of the disclosing party or any affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, governmental authorities or self-regulatory authorities, including the National Credit Union Administration , (C) in order to enforce its rights under any Loan Document in a legal proceeding of (D) to any servicer of the Loan or agent of Lender or servicer, (E) to any potential or actual participant or assignee of the Loan or any portion thereof, and (F) to the USDA in connection with the approval or the Loan, the issuance of the USDA Guarantee or the administration of the Loan.

8.29.

Equal Credit Opportunity Act. In accordance with Title V of Public Law 93-495, the Equal Credit Opportunity Act, with respect to any aspect of a credit transaction, neither the Lender nor the USDA will discriminate against any applicant on the basis of race, color, religion, national origin, sex, marital status or age (providing the applicant has the capacity to contract), or because all or part of the applicant’s income derives from a public assistance program, or because the applicant has, in good faith, exercised any right under the Consumer Protection Act. If applicable to the Loan, the Lender will comply with the requirements of the Equal Credit Opportunity Act as contained in the Federal Reserve Board’s Regulation implementing that Act (see 12 CFR part 202). Such compliance will be accomplished prior to loan closing.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the Parties hereto have executed this Loan and Security Agreement under seal to be effective as of the date first above written:

LENDER:		BORROWER:

JEFFERSON FINANCIAL FEDERAL CREDIT UNION		RYZE RENEWABLES RENO, LLC, a Delaware limited liability company (SEAL)

By:	/s/ Mark Rosa		By: Ryze Renewables LLC, a Delaware limited
Name: Mark Rosa			liability company, Its Sole Member
Title: CEO
			By:	/s/ Matthew G. Pearson
Name: Matthew G. Pearson
Title: Managing Member

GUARANTOR:

RYZE RENEWABLES LLC, a Delaware limited liability company

		By:	/s/ Matthew G. Pearson
Name: Matthew G. Pearson
Title: Managing Member

48

SCHEDULE A

CHANGE ORDERS CONDITIONS AND PROCEDURES

SCHEDULE B

MMC Inc.

Project Pay Schedule

SCHEDULE 2.4

AMORTIZATION TABLES

SCHEDULE 3.4

LITIGATION

SCHEDULE 3.13

OWNERSHIP STRUCTURE AND SUBSIDIARIES

SCHEDULE 3.15

COLLATERAL LOCATIONS

SCHEDULE 4.1(b)

PERIODIC REPORTS